UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

WALKER & DUNLOP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

WALKER & DUNLOP, INC.
7272 Wisconsin Avenue, Suite 1300
Bethesda, Maryland 20814
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 5, 2022
10:00 a.m. Eastern Daylight Time
Dear Stockholder:
You are cordially invited to attend our 2022 annual meeting of stockholders to be held on Thursday, May 5, 2022, at 10:00 a.m., Eastern Daylight Time, at
Hilton Garden Inn
7301 Waverly Street
Bethesda, Maryland 20814
for the following purposes:
1.
To elect eight directors from the nominees named in this proxy statement to serve one-year terms expiring at the 2023 annual meeting of stockholders;

2.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.
To vote on an advisory resolution to approve executive compensation;

4.
To hold an advisory vote on the frequency of holding shareholder advisory votes on executive compensation; and

5.
To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only stockholders of record at the close of business on March 9, 2022 will be entitled to notice of and to vote at the meeting.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY PRIOR TO THE MEETING BY FOLLOWING THE INSTRUCTIONS FOR VOTING ACCOMPANYING THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR, IF YOU REQUESTED PRINTED COPIES OF THE PROXY MATERIALS, YOUR PROXY OR VOTING INSTRUCTION CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE, AS DISCUSSED IN THIS PROXY STATEMENT.
By Order of the Board of Directors
Name:
Richard M. Lucas

Title:
Executive Vice President,
General Counsel and Secretary

Bethesda, Maryland
March 18, 2022
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 5, 2022:
The Proxy Statement and Annual Report to Stockholders are available free of charge at http://www.edocumentview.com/WD.

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WALKER & DUNLOP, INC.
7272 Wisconsin Avenue, Suite 1300
Bethesda, Maryland 20814
PROXY STATEMENT
QUESTIONS AND ANSWERS
Why is this proxy statement being made available?
We have made this proxy statement available to you because you own shares of common stock of Walker & Dunlop, Inc. This proxy statement contains information related to the solicitation of proxies for use at our 2022 annual meeting of stockholders, to be held at 10:00 a.m., Eastern Daylight Time, on Thursday, May 5, 2022 at Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland 20814, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders.
This solicitation is made by Walker & Dunlop, Inc. on behalf of our Board of Directors. Unless otherwise stated, as used in this proxy statement, the terms “we,” “our,” “us” and the “Company” refer to Walker & Dunlop, Inc. The Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) is first being mailed to stockholders beginning on or about March 25, 2022.
Why did I receive a Notice of Internet Availability in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice of Internet Availability in the mail. The Notice of Internet Availability instructs you on how to access and review the proxy statement and 2021 Annual Report to Stockholders over the internet. The Notice of Internet Availability also instructs you on how you may submit your proxy over the internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting.
If you received a Notice of Internet Availability in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability.
What information is presented in this proxy statement?
The information contained in this proxy statement relates to the proposals to be voted on at the annual meeting of stockholders, the voting process, information about our Board of Directors and Board committees, the compensation of our directors and our executive officers for the fiscal year ended December 31, 2021, and other required information.
Who is entitled to vote at the annual meeting?
Only holders of record of our common stock at the close of business on March 9, 2022, the record date for the annual meeting of stockholders, are entitled to receive notice of the annual meeting and to vote at the annual meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.
When you vote by following the instructions in the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, you appoint Richard M. Lucas and William M. Walker as your representatives to vote your shares of common stock at the annual meeting. Messrs. Lucas and Walker, or either of them, will vote your shares of common stock as you instruct. Accordingly, your shares of common stock will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by following the instructions in the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, in advance.

Who can attend the annual meeting?
If you are a holder of our common stock at the close of business on March 9, 2022, the record date for the annual meeting, or a duly appointed proxy, you are authorized to attend the annual meeting. You will need to present proof of stock ownership and valid picture identification, such as a driver’s license or passport, before being admitted. If your common stock is held beneficially in the name of a bank, broker or other holder of record (i.e., street name), you must present proof of your ownership by presenting a bank or brokerage account statement reflecting your ownership as of the record date.
Cameras, recording equipment and other electronic devices will not be permitted at the annual meeting. For directions to the annual meeting of stockholders, contact Investor Relations at (301) 202-3207.
What will constitute a quorum at the annual meeting?
The presence at the annual meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on March 9, 2022 will constitute a quorum, permitting the stockholders to conduct business at the annual meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the annual meeting, including for purposes of determining the presence of a quorum at the meeting.
What are the voting rights of stockholders?
As of March 9, 2022, there were 33,083,877 shares of common stock outstanding and entitled to vote at the annual meeting. Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.
How do I vote?
If you hold your shares of common stock directly (i.e., not in a bank or brokerage account), you may vote by attending the meeting and voting in person or you may provide your proxy via the internet, telephone or mail in accordance with the instructions provided on the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card.
If your shares of common stock are held in street name, you should follow the voting instructions provided to you by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee will vote your shares of common stock as directed. Additionally, if you want to vote in person and hold your shares in street name, you will need a “legal proxy” from your broker to vote at the annual meeting. Contact your broker or nominee for specific information on how to obtain a legal proxy in order to attend and vote your shares at the meeting.
What is a “broker non-vote”?
A broker non-vote occurs when shares held through a broker are voted on certain proposals but are not voted on other proposals because the broker (i) has not received voting instructions from the stockholder who beneficially owns the shares and (ii) lacks the authority to vote the shares at the broker’s discretion on such proposals. Under New York Stock Exchange rules, the election of directors (Proposal 1), the advisory resolution to approve executive compensation (Proposal 3) and the advisory vote on the frequency of holding advisory votes of stockholders on executive compensation (Proposal 4) are considered to be non-routine matters, and brokers will lack the authority to vote uninstructed shares at their discretion on such proposals. However, the ratification of our independent registered public accounting firm (Proposal 2) is a routine matter, so brokers may vote uninstructed shares at their discretion on Proposal 2. Accordingly, we do not expect any broker non-votes for Proposal 2.
How are votes counted?
If your vote is made in accordance with the instructions in the Notice of Availability or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, and your vote is not revoked, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as directed by you. If you return a signed proxy card but fail to indicate your voting preferences, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as recommended by the Board. The Board recommends a vote “FOR” the election of each of the nominees for our Board of Directors named in this proxy statement (Proposal 1); “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2022 fiscal year (Proposal 2); “FOR” the advisory resolution to approve executive compensation (Proposal 3); and for “1 YEAR” on the advisory vote on the frequency of holding advisory votes of stockholders on executive compensation (Proposal 4).
In the election of directors (Proposal 1), you may either vote “FOR ALL” the nominees or “WITHHOLD” your vote with respect to all, one or more of the nominees. For this Proposal 1, broker non-votes will not count as votes cast and will have no effect on the election of directors. Regarding the ratification of our independent registered public accounting firm (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Regarding the advisory resolution to approve executive compensation (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Regarding the advisory vote on the frequency of holding advisory votes of stockholders on executive compensation (Proposal 4), you may vote for “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN.” If you withhold your vote with respect to any director nominee or abstain from voting on the ratification of our independent registered public accounting firm, advisory vote on executive compensation, or advisory vote on frequency of future advisory votes on executive compensation, your shares of common stock will be counted as present, including for purposes of establishing a quorum. For Proposals 2, 3 and 4, abstentions and broker non-votes will not count as votes cast for a proposal and will have no effect on the result of the vote on any proposal.
Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?
If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3) and the advisory vote on the frequency of holding advisory votes of stockholders on executive compensation (Proposal 4). Under applicable rules, the bank or broker that holds your shares does not have the ability to vote your uninstructed shares on Proposals 1, 3 or 4 on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote on Proposals 1, 3 or 4, votes will not be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2). If you are a stockholder of record and you do not cast your vote, votes will not be cast on your behalf on any of the items of business at the annual meeting.
May I change my vote?
Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either (i) submitting a later-dated proxy, (ii) delivering a written request to our Secretary at our principal executive offices located at 7272 Wisconsin Avenue, Suite 1300, Bethesda, Maryland 20814 that revokes your previously granted proxy or (iii) attending the annual meeting and voting in person. Please note that attendance at the annual meeting will not, in and of itself, constitute revocation of a previously granted proxy.
If your shares of common stock are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above. Please note that attendance at the annual meeting will not, in and of itself, constitute revocation of a previously granted proxy.
How many votes are needed to approve each of the proposals?
A nominee for director shall be elected to the Board of Directors (Proposal 1) if such nominee receives the affirmative vote of a majority of the total votes cast for, against or affirmatively withheld as to such nominee. If a nominee who is an incumbent director does not receive the affirmative vote of a majority of the total votes cast for, against or affirmatively withheld as to such nominee, the director shall offer his or her resignation to the Board of Directors and the Board will consider whether to accept or reject the director’s offer to resign. Broker non-votes will have no effect on the result of the vote on Proposal 1.

Ratification of our independent registered public accounting firm (Proposal 2), the advisory resolution to approve executive compensation (Proposal 3) and the advisory vote on frequency of future advisory votes on executive compensation (Proposal 4) will require the affirmative vote of the holders of a majority of the votes cast. For Proposal 4, if no option receives a majority of the votes cast, the option that receives the most votes will be considered the option selected by stockholders. Abstentions and broker non-votes will not count as votes cast for a proposal and will have no effect on the result of the vote on Proposals 2, 3 or 4.
Will any other matters be voted on?
As of the date of this proxy statement, we do not know of any matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the annual meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.
Who is soliciting my proxy?
This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, including the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.
Is there a list of stockholders entitled to vote at the annual meeting?
The names of stockholders of record entitled to vote at the annual meeting will be available for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 7272 Wisconsin Avenue, Suite 1300, Bethesda, Maryland 20814, by contacting the Secretary.
How can I obtain a copy of the 2021 Annual Report and the Annual Report on Form 10-K for the year ended December 31, 2021?
You may access, read and print copies of the proxy materials for this year’s annual meeting, including our proxy statement, form of proxy card, and annual report to stockholders, at the following Web address: http://www.edocumentview.com/WD.
We file annual, quarterly and current reports; proxy statements; and other information with the SEC. You may read and copy any reports, statements or other information we file with the Securities & Exchange Commission (“SEC”) on the website maintained by the SEC at www.sec.gov. At the written request of any stockholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request a copy of our Annual Report on Form 10-K, free of charge, by following the instructions on the Notice of Internet Availability or by mailing a written request to: Walker & Dunlop, Inc., Attention: Investor Relations, 7272 Wisconsin Avenue, Suite 1300, Bethesda, Maryland 20814.
You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement, or, where information relates to another date set forth in this proxy statement, as of that date.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Proposal 1:   Election of Directors for a One-Year Term Expiring at the 2023 Annual Meeting of Stockholders
Our Board of Directors, or the Board, is currently comprised of nine directors, each with terms expiring at the 2022 annual meeting. Mr. Bowers informed us that he will not stand for re-election at the 2022 annual meeting. Our Board thanks Mr. Bowers for his 12 years of service. Our Board determined to reduce the size of the Board to eight directors effective upon the conclusion of the 2022 annual meeting. Our Nominating and Corporate Governance Committee has recommended to our Board the eight nominees set forth below, all of whom are currently serving as directors of the Company, for re-election to serve as directors for one-year terms until the 2023 annual meeting and until their successors are duly elected and qualified. Following the Nominating and Corporate Governance Committee’s recommendation, our Board has nominated those persons set forth below.
Based on its review of the relationships between the director nominees and the Company, and as discussed in greater detail below, the Board has affirmatively determined that, if these nominees are elected, the following six directors are “independent” directors under the rules of the New York Stock Exchange, or NYSE: Ellen D. Levy, Michael D. Malone, John Rice, Dana L. Schmaltz, Michael J. Warren and Donna C. Wells.
The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote on the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, decrease the size of our Board.
Vote Required
A nominee for director shall be elected to the Board of Directors (Proposal 1) if such nominee receives the affirmative vote of a majority of the total votes cast for, against or affirmatively withheld as to such nominee. If a nominee who is an incumbent director does not receive the affirmative vote of a majority of the total votes cast for, against or affirmatively withheld as to such director, the director shall offer his or her resignation to the Board of Directors and the Board will consider whether to accept or reject the director’s offer to resign. Cumulative voting in the election of directors is not permitted. For purposes of the election of directors, shares that are not voted (whether by broker non-vote or otherwise) will not be counted as votes cast, and will have no effect on the result of the vote.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH BELOW.

Nominees for Election for a One-Year Term Expiring at the 2023 Annual Meeting of Stockholders
The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.
Name	Age	Title
William M. Walker	54	Chairman of the Board of Directors and Chief Executive Officer
Howard W. Smith, III	63	President and Director
Ellen D. Levy	52	Director
Michael D. Malone	68	Director
John Rice	55	Director
Dana L. Schmaltz	55	Director
Michael J. Warren	54	Director
Donna C. Wells	60	Director
Set forth below are descriptions of the backgrounds and principal occupations of each of our nominees for director, and the period during which he or she has served as a director. Also set forth below are specific experience, qualifications, skills and attributes that supported the Board’s determination to nominate the director for re-election.

William M. Walker
Chairman and Chief Executive Officer, Walker & Dunlop, Inc.
Committees: None; member of management
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership, strategic planning and commercial real estate experience as chairman and chief executive officer of Walker & Dunlop

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Affiliation with leading commercial real estate policy associations

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Previous outside board experience

Mr. Walker has been a member of our Board since July 2010 and a board member of Walker & Dunlop, LLC, our operating company, or its predecessors since February 2000. In September 2003, Mr. Walker became the executive vice president and chief operating officer of Walker & Dunlop and served as the president of Walker & Dunlop from January 2005 to April 2015, and has served as the chief executive officer since January 2007. Mr. Walker currently serves on the boards of the National Multifamily Housing Council and the United States Olympic and Paralympic Committee Foundation, and also is a member of the Real Estate Round Table. Mr. Walker received his Bachelor of Arts in Government from St. Lawrence University and his Master’s in Business Administration from Harvard University.

Howard W. Smith, III.
President, Walker & Dunlop, Inc.
Committees: None; member of management
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership, strategic planning and commercial real estate experience as president of Walker & Dunlop and previous distinguished service as a senior loan originator at the Company for over 40 years

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Affiliation with leading commercial real estate policy associations

Mr. Smith has been a member of our Board since July 2010, and previously served as our executive vice president & chief operating officer from July 2010 to April 2015, when he was promoted to president. Mr. Smith joined Walker & Dunlop in November 1980 and has been a member of the management team since 1988. Mr. Smith served as Walker & Dunlop, LLC’s executive vice president & chief operating officer from 2004 to April 2015, when he was promoted to president. He also has served as a board member of Walker & Dunlop, LLC or its predecessors since 2004. As president, Mr. Smith is responsible for our Multifamily, FHA Finance, Capital Markets and Property Sales groups. Mr. Smith is a member of the board of directors of the National Multifamily Housing Council. Mr. Smith received his Bachelor of Arts in Economics from Washington & Lee University.

Ellen D. Levy, Ph.D.
Managing Director, Silicon Valley Connect, LLC, a management consulting firm
Committees: Compensation Nominating & Corporate Governance
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership and strategic planning and technology experience as vice president of strategic investments at LinkedIn Corporation

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Public company board experience

Dr. Levy has been a member of our Board since March 2019. Dr. Levy serves as managing director of Silicon Valley Connect, LLC, a management consulting company she founded. From 2008 to April 2012, Dr. Levy served in various roles at LinkedIn Corporation, a professional social networking internet service, including as its vice president of strategic initiatives from March 2010 to April 2012. Dr. Levy is currently a member of the board of directors of Learn CW Investment Corporation, a blank check company, and Healthwell Acquisition Corp. I, a special acquisition company. Dr. Levy also serves as a member of the board of directors of CAIS Group, a privately held alternative investment platform for financial advisors who seek improved access to and education about alternative investment funds and products. From 2015 to 2020, Dr. Levy served as a member of the board of directors of Instructure, Inc., a publicly traded educational technology company. Dr. Levy received her Bachelor of Arts from the University of Michigan and a Master’s and Doctorate in cognitive psychology from Stanford University.

Michael D. Malone
Retired Managing Director, Fortress Investment Group LLC, a global private equity firm
Committees: Audit; Compensation (chair)
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership and strategic planning experience as managing director of Fortress Investment Group LLC

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Investment banking experience at Banc of America Securities

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Public company board experience

Mr. Malone has been a member of our Board since November 2012. From February 2008 to February 2012, Mr. Malone served as managing director of Fortress Investment Group LLC, where he was in charge of the Charlotte, North Carolina office and responsible for the business of the capital formation group in the southeast and southwest regions of the United States. Mr. Malone retired from Bank of America in November 2007, after nearly 24 years of service as a senior executive banker and managing director. Over those years, Mr. Malone worked in and ran a number of investment banking businesses for the bank and its subsidiary, Banc of America Securities, including real estate, gaming, lodging, leisure, and the financial sponsors businesses. Mr. Malone is lead director and member of the board of directors of Mr. Cooper Group Inc., a publicly traded non-bank residential mortgage lender, where he is the nominating and corporate governance committee chairman and a member of the audit and compensation committees. From 2014 to 2021, Mr. Malone served on the board of directors of New Senior Investment Group Inc., a publicly traded internally managed real estate investment trust. Mr. Malone received his Bachelor of Science in General Studies from the University of Kentucky.

John Rice
Chief Executive Officer, Management Leadership for Tomorrow, a national non-profit organization
Committees: Compensation; Nominating & Corporate Governance (chair)
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership and strategic planning experience as CEO of Management Leadership for Tomorrow and previously as managing director of NBA Japan, an affiliate of the National Basketball Association

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Marketing experience as director of marketing for Latin America for the National Basketball Association

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Public company board experience

Mr. Rice has been a member of our Board since July 2010 and served as our Lead Director from September 2010 to June 2012. Mr. Rice is the chief executive officer of Management Leadership for Tomorrow, a national non-profit organization that he founded in 2001. Management Leadership for Tomorrow equips under-represented minorities with the skills, coaching and relationships that unlock their potential as senior business and community leaders. Prior to Management Leadership for Tomorrow, Mr. Rice was an executive with the National Basketball Association from 1996 to 2000, where he served as managing director of NBA Japan and as director of marketing for Latin America. Before joining the National Basketball Association, Mr. Rice spent four years with the Walt Disney Company in new business development and marketing, and two years with AT&T. Mr. Rice is a member of the board of directors of Opendoor Technologies Inc., a publicly traded digital platform for residential real estate, where he serves as a member of the nominating and corporate governance committee. He also is a member of the board of directors of Alpha Partners Technology Merger Corp., a publicly traded blank check company where he is a member of the audit, nominating, and compensation committees. Mr. Rice also serves on the board of directors of Morgan Stanley Real Estate’s Prime Property Fund, a private fund. Mr. Rice is a member of the Yale University board of trustees and serves on the boards of several non-profits, including the Institute for Citizens and Scholars and New Profit. Mr. Rice received his Bachelor of Arts from Yale University and his Master’s in Business Administration from Harvard University.

Dana L. Schmaltz
Founder and Partner, Yellow Wood Partners, LLC, a private equity firm focused on the consumer products industry
Committees: Compensation; Nominating & Corporate Governance
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership and strategic planning experience as founder and partner at Yellow Wood Partners, LLC

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Experience acquiring and operating several portfolio companies in various roles

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Chief financial officer experience at Blacksmith Brands, Inc.

Mr. Schmaltz has been a member of our Board since December 2010. Mr. Schmaltz is currently a partner at Yellow Wood Partners, LLC, a private equity firm he founded, which is focused on the consumer products industry. Mr. Schmaltz was the co-founder, director and chief financial officer of Blacksmith Brands, Inc., a privately owned consumer products company that was created in September 2009. As the co-founder and a senior manager of Blacksmith Brands, Mr. Schmaltz was responsible for overseeing the operations of the business with the senior management team, as well as for developing future acquisition opportunities for the company. Prior to founding Blacksmith Brands, Mr. Schmaltz was a managing partner of West Hill Partners, LLC, a Boston-based private equity firm, from 2007 to 2009. Prior to that, Mr. Schmaltz was the president of J.W. Childs Associates, LP, a private equity fund, where he focused on investments in the consumer/specialty retail sector, and served as partner of J.W. Childs from 1997 to 2007. Mr. Schmaltz received his Bachelor of Arts in History from Dartmouth College and his Master’s in Business Administration from Harvard University.

Michael J. Warren
Global Managing Director, Albright Stonebridge Group, a global strategic advisory and commercial diplomacy firm
Committees: Audit
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership and strategic planning experience as the global managing director of Albright Stonebridge Group

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U.S. Government service (as former senior advisor to the White House Presidential Personnel Office and service in the Office of the Secretary of the U.S. Department of Labor)

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Chief financial officer experience at Stonebridge International

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Public company board experience

Mr. Warren has been a member of our Board since February 2017. Mr. Warren is the global managing director of Albright Stonebridge Group (“ASG”), part of Dentons Global Advisors. He served as ASG’s managing partner from 2013 to 2017 and as one of its partners from 2009 to 2013. Prior to ASG, he served as the chief operating officer and chief financial officer of Stonebridge International from 2004 to 2009, where he managed operations, business development, finance and personnel portfolios before leading the firm’s merger with The Albright Group. Mr. Warren served in the administrations of two U.S. presidents. He was senior advisor of the White House Presidential Personnel Office during President Barack Obama’s first term. In 2010, President Obama appointed Mr. Warren to the board of directors of the Overseas Private Investment Corporation (OPIC), where he chaired the audit committee until his term ended in 2019. During the Clinton administration, he was executive director of the National Economic Council and served in the Office of the Secretary of the U.S. Department of Labor. Mr. Warren is a member of the board of directors of Maximus, Inc., a publicly traded operator of government, health and human service programs, where he serves as a member of the compensation, nominating and corporate governance and technology committees. Mr. Warren is also a member of the board of directors of Brookfield Business Corporation, a publicly traded owner of global healthcare, construction and infrastructure services and industrial firms. From 2020 to 2021, Mr. Warren served on the board of directors of Decarbonization Plus Acquisition Corporation, Brookfield Property REIT Inc. and Brookfield Property Partners L.P. In 2021, Mr. Warren served on the boards of Decarbonization Plus Acquisition Corporation II and Decarbonization Plus Acquisition Corporation III. He serves as a member of the board of trustees and of the risk and audit committees of Commonfund. He also serves as a trustee of Yale University and is a member of the Yale Corporation investment committee. Mr. Warren formerly served as a trustee of the District of Columbia Retirement Board (“DCRB”). Mr. Warren received degrees from Yale University and Oxford University where he was a Rhodes Scholar.

Donna C. Wells
Chief Executive Officer, Valencia Ventures, LLC a strategic consulting and corporate governance firm
Committees: Audit
EXPERIENCES, QUALIFICATIONS, SKILLS & ATTRIBUTES
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Executive leadership and strategic planning experience as president and chief executive officer of Mindflash Technologies

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Chief marketing officer experience at Mint Software, Inc., and marketing leadership responsibilities at Intuit and Expedia

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Public company board experience

Ms. Wells has been a member of our Board since March 2021. Ms. Wells is chief executive officer of Valencia Ventures, LLC, a strategic consulting and corporate governance firm which she founded. From 2010-2017, Ms. Wells served as President and Chief Executive Officer of Mindflash Technologies, Inc., an innovative, venture-backed enterprise software company that provided a cloud-based training platform for businesses. From 2007-2009, Ms. Wells was Chief Marketing Officer at Mint Software, Inc. (“Mint”) where she led the growth strategy for this mobile personal finance software company from product launch to the company’s acquisition by Intuit. Prior to Mint, Ms. Wells led US marketing for Intuit and the Expedia Group, roles which drew on her 20-years’ experience in strategic consumer and product marketing with leading brands including The American Express Company and The Charles Schwab Corporation. Ms. Wells is a member of the board of directors of Mitek Systems, Inc., a publicly traded software development company, where she has served as a member of the audit, nominating and corporate governance and compensation committees. Ms. Wells was previously a director and risk committee member at Boston Private Financial Holdings, Inc., a publicly traded bank holding company from 2014 to 2018, and a director and audit committee member at Apex Technology Acquisition Corporation, a publicly traded special acquisition company, from 2019 to 2021. She also serves on the boards and audit committees of two private companies: CWT Travel Holdings, Inc., a global business travel management platform, and Betterment, a leading independent digital wealth management platform, with over $35 billion in AUM. In September 2019, Ms. Wells was appointed by the Center for Entrepreneurial Studies at the Stanford University Graduate School of Business as a Lecturer in Management. She holds a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania and a Master’s in Business Administration from Stanford University.
Corporate Governance Information
We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. Accordingly, our Board has adopted and maintains the following corporate governance guidelines, codes and charters:
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Corporate Governance Guidelines;

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Code of Business Conduct and Ethics;

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Code of Ethics for Principal Executive Officer and Senior Financial Officers;

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Charter of the Audit Committee of the Board of Directors;

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Charter of the Compensation Committee of the Board of Directors;

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Charter of the Nominating and Corporate Governance Committee of the Board of Directors; and

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Complaint Procedures for Accounting and Auditing Matters.

From time to time, we may revise the above-mentioned corporate governance guidelines, codes and charters in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituents. Please visit our website at www.walkerdunlop.com to view or obtain a copy of the current version of any of these documents. We will provide any of the above-mentioned documents, free of charge, to any stockholder who sends a written request to:
Walker & Dunlop, Inc.
Attn: Investor Relations
7272 Wisconsin Avenue, Suite 1300
Bethesda, Maryland 20814
References to our website address throughout this proxy statement are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement.
Director Independence
Our bylaws and Corporate Governance Guidelines conform to the NYSE rules, which require us to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of the company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following further restrictions upon a listed company’s director independence:
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a director who is an employee, or whose immediate family member is an executive officer, of the listed company is not independent until three years after the end of such employment relationship;

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a director who has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

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a director who is, or whose immediate family member is, a current partner of a firm that is the company’s internal or external auditor is not independent; a director who is a current employee of such a firm is not independent; a director who has an immediate family member who is a current employee of such a firm and personally works on the company’s audit is not independent; and a director who was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the company’s audit within that time is not independent;

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a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company’s present executive officers at the same time serve or served on the other company’s compensation committee is not independent until three years after the end of such service or the employment relationship; and
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a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent.

To adequately assess and ensure that (i) at least a majority of our directors qualify as independent and (ii) each of the Board committees is comprised of solely independent directors, the Board assesses annually the independence of all directors and director nominees. In accordance with the independence criteria established by the Board from time to time, our Board considers all relevant facts and circumstances in order to make an affirmative determination as to whether any director has a direct or indirect material relationship to the Company. In assessing the materiality of a director’s or nominee’s relationship with the Company, the Board considers the issues from the director’s or nominee’s standpoint and from the perspective of the persons or organization with which the director or nominee has an affiliation. Our Board has evaluated the status of each current director, and has affirmatively determined, after considering the relevant facts and circumstances and the independence standards set forth above, that each of Alan J. Bowers, Ellen D. Levy, Michael D. Malone, John Rice, Dana L. Schmaltz, Michael J. Warren and Donna C. Wells is independent, as defined in the NYSE rules, and that none of these directors have a material relationship with us. In evaluating Mr. Rice’s independence, the Board considered the payment in each of 2020 and 2021 of $85,000 by us to Management Leadership for Tomorrow (or MLT), a not-for-profit entity of which Mr. Rice serves as chief executive officer, for employee placement and recruiting services and in connection with obtaining an MLT Black Equity at Work Certification. MLT launched the Black Equity at Work Certification in 2020 and, in addition to us, many companies from a variety of sectors are seeking the certification, including Amazon, Bain Capital, Boston Consulting Group, Moody’s, PNC, ViacomCBS, WarnerMedia, and Workday. MLT had 2021 gross receipts of approximately $60 million. MLT, which was founded by Mr. Rice in 2001, has a mission to equip under-represented minorities with the skills, coaching and relationships that unlock their potential as senior business and community leaders. In evaluating Mr. Warren’s independence, the Board considered the Company’s immaterial indirect business relationship with Brookfield Business Corporation on whose board Mr. Warren is a member. Specifically, the Board evaluated Mr. Warren’s independence in light of a lending and loan servicing relationship with Brookfield Properties, an affiliate of Brookfield Business Corporation. The Board considered two loans made in 2021 by Walker & Dunlop, LLC to Brookfield Properties with an aggregate principal amount of $180 million, and six loans serviced in 2021 on properties owned by Brookfield Properties, for which the Company received immaterial 2021 aggregate lending and loan servicing fees. The loans contain customary terms and conditions and were made prior to Mr. Warren joining the board of Brookfield Business Corporation.
Board Leadership Structure
Mr. Walker serves as the Company’s Chairman and Chief Executive Officer. The Board has determined that combining the Chairman and Chief Executive Officer positions is the appropriate leadership structure for the Company and believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.
Nevertheless, the Board understands that the structure of the Board must encourage the free and open dialogue of competing views and provide for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.
The Board is committed to maintaining a “Lead Director” as a matter of good corporate governance. The Lead Director is an independent director consistent with criteria established by the NYSE, and will be selected on an annual basis by a majority of the independent directors then serving on the Board. The role of the Lead Director is to serve as liaison between (i) the Board and management, including the Chief Executive Officer, (ii) independent directors and (iii) interested third parties and the Board. The Lead Director serves as the focal point of communication to the Board regarding management plans and initiatives, and ensures that the role between board oversight and management operations is respected. The Lead Director reviews and provides input on full Board meeting agendas, and plays a central role in developing, managing and overseeing our annual Board self-assessment process along with the Chairman of the Nominating and Corporate Governance Committee. The Lead Director acts as chairman of executive sessions of our independent directors and also provides the medium for informal dialogue with and among independent directors, allowing for free and open communication within that group. For example, the Lead Director frequently holds informal conference calls with our independent directors prior to our quarterly Board meetings to discuss any issues the directors would like raised at the Board meetings. In addition, the Lead Director serves as the communication conduit for third parties who wish to communicate with the Board. Our current Lead Director is Mr. Bowers. The Board will appoint a new Lead Director following the conclusion of the 2022 Annual Meeting.
The Board carefully considers the effectiveness of the Board leadership structure at least annually in connection with its self-assessment.
Executive Sessions of Non-Management and Independent Directors
Pursuant to our Corporate Governance Guidelines and the NYSE rules, in order to promote open discussion among independent directors, our Board devotes a portion of each regularly scheduled Board meeting to executive sessions of only independent directors. See “— Director Independence” for a list of our independent directors. The Lead Director acts as chairman of each of the executive sessions described above.
Communications with the Board
Stockholders and other interested parties may communicate with the Board (i) by sending any correspondence they may have in writing to the “Lead Director” c/o the General Counsel & Secretary of Walker & Dunlop, Inc., at 7272 Wisconsin Avenue, Suite 1300, Bethesda, Maryland 20814, who will then directly forward such correspondence to the Lead Director, or (ii) by e-mailing correspondence directly to the Lead Director at leaddirector@walkerdunlop.com. The Lead Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.
Board Meetings and Director Attendance
Pursuant to our Corporate Governance Guidelines, (i) we are required to have at least four regularly scheduled Board meetings in each calendar year and additional unscheduled Board meetings may be called upon appropriate notice at any time to address specific needs of the Company; and (ii) directors are expected to attend, in person or by telephone or video conference, all Board meetings and meetings of committees on which they serve. Our Board held 14 Board meetings in 2021. Each of our directors serving on the Board in 2021 attended at least 75% of the total regularly scheduled and special meetings of the Board and the committees on which he or she served. Additionally, pursuant to our Corporate Governance Guidelines, the directors are encouraged, but not required, to attend our annual meetings of stockholders. Two of the nine directors elected to the Board at the 2021 annual meeting of stockholders attended the meeting.
Criteria for Board Membership
The Board has adopted a policy to be used for considering potential director candidates to further the Nominating and Corporate Governance Committee’s goal of ensuring that our Board consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:
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high integrity;

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an ability to exercise sound judgment;

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an ability to make independent analytical inquiries;

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a willingness and ability to devote adequate time and resources to diligently perform Board duties; and

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a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to the aforementioned minimum qualifications, the Nominating and Corporate Governance Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:
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diversity, age, background, skills and experience;

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knowledge and contacts in the communities in which the Company conducts business and in the Company’s industry or other industries relevant to the Company’s business;

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knowledge and expertise in various areas deemed appropriate by the Board;

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fit of the individual’s skills, experience, and personality with those of other directors in maintaining an effective, collegial and responsive Board;

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whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC; and

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whether the person would qualify as an “independent” director under the NYSE’s listing standards and our Corporate Governance Guidelines.

Neither the Nominating and Corporate Governance Committee nor the Board has adopted a formal policy with respect to diversity of its directors. However, in connection with its overall director candidate review, the Nominating and Corporate Governance Committee does consider diversity of experience in areas that are relevant to the Company’s activities, including, for example, experience in commercial real estate, commercial lending, technology and finance and experience as a board member of a publicly traded company. The Nominating and Corporate Governance Committee also remains committed to ensuring women and racially/ethnically diverse candidates are included in every pool of individuals from which new Board nominees are chosen. This commitment is evidenced by the fact that each of the last three directors added to our Board are women or racially/ethnically diverse. Directors must be willing and able to devote sufficient time to carrying out their duties effectively. The Nominating and Corporate Governance Committee takes into account the other demands on the time of a candidate, including, for example, occupation and memberships on other boards.
The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (i) Nominating and Corporate Governance Committee members, (ii) our stockholders and (iii) others as it deems appropriate. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in identifying qualified director candidates.
As part of the identification process, the Nominating and Corporate Governance Committee considers the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once a director candidate has been identified, the Nominating and Corporate Governance Committee will then evaluate this candidate in light of their qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee’s process of recommending director candidates. The Nominating and Corporate Governance Committee will consider all persons recommended by stockholders in the same manner as all other director candidates, provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws and summarized below.
After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee will recommend to the Board the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board will then select the Board’s director nominees for stockholders to consider and vote upon at the stockholders’ meeting.

Board Refreshment
The Board refreshes its membership through a combination of adding or replacing directors to achieve the appropriate balance of maintaining longer-serving directors with deep institutional knowledge of the Company and adding directors who bring a fresh perspective. At the time of our Initial Public Offering (IPO) in 2010, the Board was comprised of eight directors, six of whom were not members of management and five of whom were independent. Since our IPO:
•
four of the six non-management directors who were serving on the Board as of our IPO will have left the Board at the conclusion of the 2022 annual meeting;

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the Lead Director and the chairs of the Audit, Compensation and Nominating and Corporate Governance Committees have changed, and three of the four members of our Audit Committee joined the Board after our IPO; and

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we have expanded the representation of women and racially/ethnically diverse individuals on our Board to comprise four of our nine directors, and each of the last three directors added to our Board are women or racially/ethnically diverse.

Engagement with Shareholders
We engage frequently and actively with our shareholder base through participation in conferences, non-deal roadshows in partnership with sell side analysts, and company-organized one-on-one or group meetings and conference calls. In 2021, as a result of the continued impacts of the COVID-19 pandemic, we conducted much of our investor outreach online by participating in virtual investor conferences and virtual investor meetings. A summary of 2021 in-person and virtual outreach is listed below:
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participated in eight investor conferences hosted by sell side analysts;

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held over 119 meetings with buy side investors and sell side analysts;

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held the 2021 annual meeting of stockholders virtually; and

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held a virtual Investor Webcast related to the acquisition of Alliant Capital and its affiliates, which had over 135 attendees.

During these meetings, we discussed our financial and operating results, our new five-year business strategy, our corporate governance and other matters of executive compensation and our environmental, social and governance (“ESG”) initiatives.
Our Strategy and Alignment of Director Skills and Experience
Our mission is to become the premier commercial real estate finance company in the United States. In support of that mission, we adopted a five-year business strategy in 2020, named Drive to ‘25.
Our Drive to ‘25 strategy is centered around growing debt financing volume, expanding our property sales platform, building investment banking and asset management capabilities, and achieving ambitious environmental and diversity goals. Our Drive to ‘25 strategy includes the following five-year operational, financial and ESG targets to be achieved by year-end 2025:
Operational	Financial	ESG

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$65B+ in Annual Debt Financing Volume, including $5B+ in Annual Small Balance Loans

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$160B+ Servicing Portfolio Balance

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$25B+ in Annual Property Sales Volume

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$10B+ in Assets Under Management

	• At least $1.7B in Annual Total Revenues • At least $13.00 per share in Annual Diluted EPS	• Increase Diverse Leadership • Reduce Emissions • Donate 1% of annual income from operations • Originate a cumulative $60 billion of affordable housing Debt Financing Volume from 2021-2025

To achieve these ambitious targets, we are focusing on the following areas:
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defending our market position as a leading provider of capital to multifamily borrowers;

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continuing to expand our loan origination and property sales teams;

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continuing to develop and deploy technological products and improvements across our businesses;

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establishing commercial real estate investment banking and advisory capabilities and growing our existing commercial real estate (“CRE”) investment management activities through organic growth and via acquisitions; and

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continuing to invest in programs and activities that enhance our overall ESG impact as described below in “ENVIRONMENTAL, SOCIAL AND GOVERNANCE.”

Successful execution of our growth strategy involves organic growth, recruiting additional bankers and brokers, business acquisitions and successful integration of the people and businesses we acquire and developing and implementing proprietary technology to improve the marketing of our offerings and the efficiency of our business operations. The Board believes that, collectively, the nominees bring to the Board, through a variety of backgrounds and experiences, including through education, direct hands-on experience and managerial roles, a diverse range of skills and experience in relevant areas that align with our growth strategy, as depicted in the following table:

Ellen D. Levy	Michael D. Malone	John Rice	Dana L. Schmaltz	Howard W. Smith	William M. Walker	Michael J. Warren	Donna C. Wells
Experience								
Commercial Real Estate		•			•	•	•	
Commercial Lending		•			•	•	•	
Investment Advisory/Mergers & Acquisitions	•	•		•		•	•	•
Executive Leadership	•	•	•	•	•	•	•	•
FinTech Marketing								•
Other Public Board Experience	•	•	•			•	•	•
Years on the Board	3	10	12	12	12	12	5	1
Gender								
Female	•							•
Male		•	•	•	•	•	•	
Race/Ethnicity/Nationality								
African American/Black			•				•	
Asian								
White/Caucasian	•	•		•	•	•		•
Hispanic/Latino								
Native American/Alaska Native								
Native Hawaiian/Pacific Islander

Stockholder Recommendations of Director Nominees
For nominations for election to the Board to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices (the “Stockholder Notice”) not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such Stockholder Notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Stockholder Notice must set forth:
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as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) a description of all agreements, arrangements or understandings between such stockholder and such potential nominee (and any other person or persons), pursuant to which the nomination is made, and (B) all other information relating to such potential nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

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as to the stockholder giving such Stockholder Notice, (A) the name and address of such stockholder, as they appear on the Company’s books, (B) the class or series and number of shares of stock of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder, including through general or limited partnerships, as of the date of the Stockholder Notice, and a representation that such stockholder will notify the Company in writing of such information as of the record date for the meeting, (C) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by such stockholder as of the date of the Stockholder Notice, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or any affiliates, and a representation that such stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (D) a representation that such stockholder intends to appear at the meeting in person or by proxy to make the nomination or propose the other business specified in such Stockholder Notice, as the case may be, and (E) a representation as to whether such stockholder intends, or is intended to be part of a group (within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act) that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares of stock required to elect the proposed director nominee or to approve or adopt the other business proposal, and/or (ii) otherwise to solicit proxies from stockholders in support of such nominee or other business proposal.

For purposes of the bulleted paragraphs above, references to “stockholder” include any beneficial owners on whose behalf the director nomination is made. See also “OTHER MATTERS — Stockholder Proposals and Nominations for the 2023 Annual Meeting.”
Code of Ethics for Principal Executive Officer and Senior Financial Officers; Code of Business Conduct and Ethics
We have adopted the Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer and all other senior financial officers. This code is intended to:
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deter wrongdoing;

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encourage honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

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ensure compliance with applicable governmental laws, rules and regulations;

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support the prompt internal reporting of violations of the Code of Ethics for Principal Executive Officer and Senior Financial Officers to the appropriate persons identified in the Code of Ethics for Principal Executive Officer and Senior Financial Officers; and

•
create accountability for adherence to the Code of Ethics for Principal Executive Officer and Senior Financial Officers.

We have also adopted the Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. This code covers areas of professional conduct, including honest and ethical conduct, conflicts of interest, public disclosure, compliance with all applicable laws, rules and regulations, corporate opportunities, confidentiality, fair dealing and the protection and proper use of Company assets.
We have posted both our Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics to our website and intend to promptly post any waiver or amendment of our Code of Ethics for Principal Executive Officer and Senior Financial Officers to our website.
In addition to the Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics, our Audit Committee has in place a whistleblower reporting procedure that enables it to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. The procedures in place permit our employees to confidentially and anonymously submit their concerns regarding questionable accounting or auditing matters directly to the Audit Committee. Upon receiving a concern or complaint pursuant to these procedures, the individual designated by our Chief Executive Officer as our compliance officer (currently, our Executive Vice President, General Counsel and Secretary, Richard M. Lucas) or Audit Committee Chairman, will:
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determine whether the complaint or concern is an accounting complaint and, when possible, acknowledge receipt of the complaint or concern to the reporting person;

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review the complaint in a manner determined by and with the oversight of the Audit Committee and with input from the compliance officer or such other persons, including any third-party investigative parties, as the Audit Committee determines to be appropriate;

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appoint one or more internal and/or external investigators to promptly and fully investigate such accounting complaints under the supervision of the compliance officer and, as may be appropriate, the Audit Committee;

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provide the reporting person, to the extent possible and appropriate, the name and contact information for the investigator(s) assigned to the accounting complaint;

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maintain confidentiality to the fullest extent possible, consistent with the need to conduct an adequate review;

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coordinate with other Board committees and government authorities, as appropriate, to the extent that an accounting complaint relates to an ongoing government audit, inspection or investigation;

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obtain advice and assistance from and retain, at the Company’s expense, investigators, internal or outside legal counsel and other advisors, as may be appropriate; and

•
take prompt and appropriate corrective or remedial action when and as warranted in the judgment of the Audit Committee.

Risk Oversight
The Board continuously monitors risk oversight and designates one meeting each year at which the Board works with management to conduct an in-depth review of the Company’s strategic plans and identify the principal issues and risks to its ongoing operations and accomplishing its strategy. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. For example, the Audit Committee oversees our financial statements, internal control over financial reporting, compliance with legal and regulatory requirements and the performance of our internal audit function. The Audit Committee also receives reports from our Chief Technology Officer and our Director of Information Security, at least quarterly, on information security and cyber security matters. Generally, the ongoing monitoring of risk and risk mitigation activities have been implemented under the oversight of the full Board, which will use the Board committees as appropriate to oversee management’s monitoring and mitigation of risks identified by management that are consistent with the respective Committees’ oversight authorities. The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor the risks that relate to the committees’ respective oversight authorities.
An important feature of the Board’s risk oversight function is to receive regular updates from its committees and management, as appropriate. For example, each year our senior management will work with the head of our internal audit function, who reports directly to the Audit Committee, to develop an audit plan designed to address key corporate governance controls, financial reporting and internal control risks and pre-implementation reviews of significant corporate projects. This plan will subsequently be approved by the Audit Committee, and our internal auditors will report the audit results to the Audit Committee on a quarterly basis, or more frequently as needed. The internal auditors also meet regularly with the Audit Committee in executive session. In addition, our General Counsel meets regularly in executive session with the Audit Committee and the Nominating and Corporate Governance Committee and provides them with regular updates regarding material litigation and legal and regulatory compliance matters.
The Compensation Committee is responsible for overseeing compensation risk, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee is charged with monitoring our equity-based compensation plans, including employee benefit plans. The Nominating and Corporate Governance Committee oversees risk related to our overall governance, including Board and committee composition, Board size and structure, director independence and ethical and business conduct.
The full Board is kept informed of each committee’s risk oversight and related activities through standard reports to the Board by each committee chairman, frequent non-member attendance at committee meetings and committee meeting materials, minutes and resolutions which are made available to all directors. Strategic, operational and competitive risks are presented and discussed at the Board’s regular quarterly meetings. In addition to receiving direct information from its committees, the Board receives updates directly from members of management. For example, a committee of senior management comprised of the leaders of our balance sheet loan origination, loan underwriting, servicing, accounting, legal, human resources, investment advisory, broker-dealer, information technology, investor relations, internal audit and treasury groups meet monthly to discuss current and emerging risks that we face and prepare a written report to the full Board at least quarterly, describing key risks faced by us and how they are addressed. Additionally, as needed between Board meetings, Mr. Walker, our Chairman and Chief Executive Officer, provides reports to the Board on the critical issues we face and the recent developments in our business units, including identified risks. Mr. Smith, due to his position as President, is able to frequently communicate with other members of our management and update the Board regularly on the important aspects of the Company’s day-to-day operations.
Our Board has been actively overseeing the operations of our business during the ongoing COVID-19 pandemic, including regular updates from and discussions with our senior management. The Board’s review and discussion related to this ongoing crisis spans a broad range of matters, including protecting the health and safety of our employees while implementing our return to office programs in 2021, evaluating the impact of the pandemic on strategy, operations and business continuity, liquidity and financial matters, monitoring continued compliance with applicable laws and supporting the communities in which we operate.

Board Committees
The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are “independent” under NYSE rules as discussed under “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE — Corporate Governance Information — Director Independence.” In addition, the members of the Audit and Compensation Committees satisfy the additional independence criteria applicable to members of such committees under SEC and NYSE rules.
The table below provides membership information for each of the Board committees as of March 9, 2022 and the number of meetings held by each committee in 2021:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Alan J. Bowers	X†*		X
Ellen D. Levy		X	X
Michael D. Malone	X†	X*
John Rice		X	X*
Dana L. Schmaltz		X	X
Michael J. Warren	X†
Donna C. Wells	X†
2021 Meetings	5	6	5

*
Committee Chairman

†
Audit Committee Financial Expert

Audit Committee
Our Audit Committee consists of Alan J. Bowers, Michael D. Malone, Michael J. Warren and Donna C. Wells, four of our independent directors, with Mr. Bowers serving as the Audit Committee’s Chairman. Each of Ms. Wells and Messrs. Bowers, Malone and Warren qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. Our Board has also determined that each Audit Committee member is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter that details the principal functions of the Audit Committee, including oversight related to:
•
our accounting and financial reporting processes;

•
the integrity of our consolidated financial statements and financial reporting processes;

•
our systems of disclosure controls and procedures and internal control over financial reporting;

•
our compliance with financial, legal and regulatory requirements;

•
the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•
the performance of our internal audit function;

•
our policies and procedures with respect to risk assessment and risk management, including key risks to which we are subject and the steps we have taken to monitor and control exposure to such risks, which is overseen in consultation with our management, and the full Board, as appropriate; and

•
review and approval of any related party transactions.

The Audit Committee is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual proxy statement.
Our Audit Committee charter and the corporate governance rules of the NYSE require that, in the event a director simultaneously serves on the audit committee of more than three public companies, including us, the Board must determine that such simultaneous service would not impair the ability of that member to effectively serve on our Audit Committee and disclose that determination. None of our Audit Committee members serves on the audit committees of more than three public companies (including our Audit Committee).
The Audit Committee met five times in 2021.
Compensation Committee
Our Compensation Committee consists of Ellen D. Levy, Michael D. Malone, John Rice and Dana L. Schmaltz, four of our independent directors, with Mr. Malone serving as the Compensation Committee’s Chairman. We have adopted a Compensation Committee charter that details the principal functions of the Compensation Committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our executive officers’ compensation, evaluating our executive officers’ performance in light of such goals and objectives and determining and approving the remuneration of our executive officers based on such evaluation;

•
reviewing and approving the compensation of our executive officers, subject to the terms and conditions of any pre-existing employment agreements;

•
reviewing and evaluating, as it deems appropriate, the compensation for directors, including board committee retainers, meeting fees, equity-based compensation and such other forms of compensation as the compensation committee may consider appropriate and recommending to the Board, as appropriate, changes to such compensation;

•
reviewing our executive compensation policies and plans;

•
reviewing and monitoring: (1) the development and implementation of goals established from time to time for our performance with respect to ESG initiatives, (2) the development of metrics to gauge progress toward achievement of those goals, and (3) our progress against those goals;

•
implementing and administering our incentive and equity-based compensation plans;

•
determining the number and terms of equity awards to be granted to our directors, executive officers and other employees pursuant to these plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing the Company’s policies and procedures with respect to risk assessment and risk management for compensating all employees, including non-executive officers, and reporting its findings to the Board.

Pursuant to its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members.
The Board has established a special committee of the Board (the “Non-Executive Equity Award Committee”), currently comprised of Messrs. Walker, our Chairman and Chief Executive Officer, and Smith, our President, and delegated to that committee limited authority to grant equity awards to non-executive officers and non-director employees pursuant to the 2020 Equity Incentive Plan. As of March 9,

2022, those grants may not exceed a total of 221,710 shares cumulatively. The Non-Executive Equity Award Committee’s authority does not in any way limit the Compensation Committee’s authority to administer the 2020 Equity Incentive Plan.
Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel and other advisors that the Compensation Committee deems appropriate, in its sole discretion, to assist it in discharging its duties. The Compensation Committee engaged Pay Governance LLC (“Pay Governance”) in 2021 to act as its compensation consultant. Pay Governance reported directly to the Compensation Committee and the Compensation Committee had the sole authority to terminate the engagement.
Pay Governance’s primary roles for 2021 were to:
•
re-assess the peer group identified by our Compensation Committee in 2020 against which our 2021 performance and non-employee director and executive pay should be examined;

•
advise on the performance metrics, rigor of performance goals and structure of our 2021 annual cash incentive plan and our 2021-2023 long-term performance share plan;

•
evaluate our executive compensation programs and provide recommendations regarding executive compensation strategy and policies, including a review of philosophy, comparative review of total direct compensation at our peer group companies (for example, base salary, short- and long-term incentives and mix of pay, as applicable), and provide insight related to potential enhancements and/or modifications;

•
assess the alignment of named executive officer (“NEO”) compensation to our performance;

•
assess the competitiveness of outside director total compensation;

•
evaluate and analyze our compensation policies and practices for our NEOs and our loan origination staff to determine whether they create risks that are reasonably likely to have a material adverse effect on us;

•
review the Compensation Discussion and Analysis section of our annual proxy statement;

•
advise the Compensation Committee on executive and director compensation trends and best practices; and

•
attend selected Compensation Committee meetings.

Pay Governance did not provide any other services to the Company. The Compensation Committee concluded that Pay Governance had no conflicts of interest during fiscal year 2021. In reaching this conclusion, the Compensation Committee considered all relevant factors, including the six independence factors relating to committee advisors that are specified in the NYSE rules. These factors are:
•
the provision of other services to the company by an advisor’s employer;

•
the amount of fees received from the company by an advisor’s employer as a percentage of the total revenue of the advisor’s employer;

•
the policies and procedures of an advisor’s employer that are designed to prevent conflicts of interest;

•
any business or personal relationship of an advisor with a member of the committee;

•
any stock of the company owned by an advisor; and

•
any business or personal relationship of an advisor or the advisor’s employer with an executive officer of the Company.

For further discussion of the role of the Compensation Committee in the executive compensation decision-making process, and for a description of the nature and scope of Pay Governance’s assignments, see the section titled “COMPENSATION DISCUSSION AND ANALYSIS.”
Our Compensation Committee considers the recommendations of Mr. Walker regarding any Company and individual performance targets, assessments of performance and compensation levels generally for our named executive officers. Mr. Walker presents a self-assessment of his own individual performance to the Compensation Committee and makes recommendations regarding his own compensation, but the Compensation Committee considers the compensation determination without Mr. Walker and other members of management being present. Senior members of the human resources, legal, finance and accounting departments may also provide input to the Compensation Committee concerning matters relevant to the compensation plans and amounts, including compensation plan structure, individual and company-specific performance achievements and the impacts of the compensation plans and related payments on the Company’s financial performance, but neither they, nor any other employee of the Company, are present for executive sessions of the Compensation Committee.
The Compensation Committee met six times in 2021.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Alan J. Bowers, Ellen D. Levy, John Rice and Dana L. Schmaltz, four of our independent directors, with Mr. Rice serving as the Nominating and Corporate Governance Committee’s Chairman. We have adopted a nominating and corporate governance committee charter that details the principal functions of the Nominating and Corporate Governance Committee, including:
•
identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•
developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•
overseeing the Board’s compliance with financial, legal and regulatory requirements and its ethics program as set forth in the Company’s Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive Officer and Senior Financial Officers;

•
reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•
recommending to the Board nominees for each Board committee;

•
overseeing our efforts with regard to ESG matters; and

•
overseeing the annual evaluation process for the Board, management and the other committees of the Board, as required by applicable law, regulations and the NYSE corporate governance listing standards.

The Nominating and Corporate Governance Committee met five times in 2021.

AUDIT-RELATED MATTERS
Proposal 2:   Ratification of Appointment of Independent Registered Public Accounting Firm
Our consolidated financial statements for the year ended December 31, 2021 were audited by KPMG LLP, which served as our independent registered public accounting firm for the last fiscal year. The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2022. We have been advised by KPMG LLP that representatives of KPMG LLP will be present at our 2022 annual meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider the appointment or may retain KPMG LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our stockholders’ best interest.
Vote Required
The ratification of the appointment of KPMG LLP requires the affirmative vote of the holders of a majority of the votes cast. Abstentions and broker non-votes, if any, will not count as votes cast with respect to the proposal and will have no effect on the result of the vote.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.
Disclosure of KPMG LLP Fees for the Years Ended December 31, 2021 and December 31, 2020
The following table shows the fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2021 and December 31, 2020, and fees billed for other services rendered by KPMG LLP during those periods:
	2021	2020
Audit Fees(1)	$1,453,086	$1,204,500
Audit-Related Fees(2)	157,500	174,100
Tax Fees(3)	926,499	693,588
All Other Fees	—	37,000
Total	$2,537,085	$2,109,188

(1)
Audit Fees include fees for audits of our 2021 and 2020 consolidated financial statements.

(2)
Audit-Related Fees include fees for our statutory and regulatory compliance audits, an audit of a joint venture entity and our employee benefit plan audits.

(3)
Tax Fees include fees for tax compliance and advisory services.

All services provided by KPMG LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence from us.

Pre-Approval Policies and Procedures
The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which the Audit Committee will review and reassess annually, a list of specific services within certain categories of services, including audit and audit-related services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $100,000. The Audit Committee Chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including:
•
the type of services covered by the engagement;

•
the dates the engagement is scheduled to commence and terminate;

•
the estimated fees payable by us pursuant to the engagement;

•
other material terms of the engagement; and

•
such other information as the Audit Committee may request.

Report of the Audit Committee
One of the Audit Committee’s principal purposes is to assist the Board in overseeing the integrity of our consolidated financial statements. Our management team has the primary responsibility for our consolidated financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls and procedures. KPMG LLP, our independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles (“GAAP”). In carrying out its responsibilities, the Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2021 with our management and representatives of KPMG LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with GAAP.
The Audit Committee is also responsible for assisting the Board in overseeing the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received both the written disclosures and the letter from KPMG LLP, as well as engaged in a dialogue, as required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and discussed with KPMG LLP the independence of KPMG LLP from us. The Audit Committee also has considered whether the provision of any non-audit services, and any fees charged for such non-audit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from us.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.
Respectfully submitted,
The Audit Committee of the Board of Directors
Alan J. Bowers (Chairman)
Michael D. Malone
Michael J. Warren
Donna C. Wells

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE
We understand the importance of operating our business in a socially responsible and environmentally sustainable manner in order to maximize shareholder value, and we regularly consider ways to improve our internal culture and the communities in which we operate while also supporting our clients in their sustainability efforts.
Our key ESG efforts include:
Human Capital and Workforce Excellence
We believe the foundation of our success begins with hiring and developing a highly skilled and motivated employee base. All employees take part in our rigorous goal setting and performance review each year. In 2021, we introduced 360-degree feedback and piloted mentoring and sponsorship programs as well as continued many of the employee support and outreach efforts that we implemented in 2020 as a result of the COVID-19 pandemic. We continued to prioritize the mental well-being and physical safety of our employees during the year with a focus on wellness, virtual connection, compensation, and time to recharge. Despite the challenges of the current labor market, we believe that our employee/employer connections are extremely strong today, as evidenced by the results of our 2021 Great Place to Work® survey, which revealed that 95% of respondents feel that we are a great place to work and 94% believe our leadership has a clear view of where we’re going and how to get there.
We monitor and evaluate various talent metrics and report out to management monthly on hiring, diversity, turnover and promotions. Our voluntary annualized turnover rate was 12% and our average tenure was 3.6 years for the year ended December 31, 2021. We also conduct a pay equity analysis annually to compare base wage and total compensation across genders and ethnicity. In 2020, we implemented a new tool to support more real time and deeper analyses of compensation and roles by gender and ethnicity. As of December 31, 2021, our workforce consists of 36% women and 64% men, and women represented 27% of management positions (defined as Assistant Vice President and above; position classifications reflect Company-specific organizational structure). Employees reporting themselves as racially/ethnically diverse represented 23% of our workforce and 14% of management positions.
Through our Council for Diversity & Inclusion, we offer employee resource groups, including, but not limited to, the following: Black, Latinx, women, LGBTQ+ and caregivers. We are purposeful in our drive to promote an inclusive workplace, where our employees are engaged and can develop within the Company. As described below in “— Key ESG Targets,” we have included ambitious goals related to diversity, equity and inclusion in our Drive to ‘25 corporate strategy, as well as in every employee’s individual goals.
Our culture, policies and practices helped us to be named in 2021 as a Great Place to Work® Best Workplace for Small & Medium Workplaces as published in Fortune.
Community Outreach
It is our policy to give back to the communities in which we operate, and overall, to financially support the fight against homelessness in the United States. We provide all employees with paid time off for volunteering in their communities. We offer a matching fund program for charitable donations to support and recognize contributions and involvement in causes that matter personally to our employees. We also hold an annual charitable fundraiser focused on addressing homelessness where we match our employee contributions dollar-for-dollar. Additionally, we finance several billions of dollars of affordable housing properties each year through our debt financing activities.
Environmental Stewardship
We strive to minimize the negative environmental impact of our day-to-day operations on the planet. We have formed a Green Task Force comprised of employees and management from across our organization. The Green Task Force has worked with an international consulting firm to measure, manage and neutralize our carbon footprint through the purchase of carbon offsets and renewable energy credits on a yearly basis. We are proactive in implementing corporate policies and practices focused on energy conservation and waste reduction throughout our 40 offices with a focus on making changes that will meaningfully reduce our emissions in pursuit of our emissions reduction goal as described below. Also, consistent with our efforts to reduce our emmissions in 2021, we made a $5.4 million equity investment in two solar farms located in upstate New York. These farms are expected to generate 12,000MWh of power in 2022. Our Environmental Policy can be found on our website. In addition, during 2021, we issued a report that is aligned with the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD), which can also be found on our website. Our Environmental Policy and TCFD report do not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.
Key ESG Targets
We have set the following targets related to our core ESG focus areas that we aim to achieve by the end of 2025:
•
Increase the proportion of women and racially/ethnically diverse persons in management positions from 25% female and 11% racial/ethnic diverse representation as of December 31, 2020, to at least 35% female and 25% representation of racially/ethnically diverse persons at the end of 2025;

•
As of December 31, 2021, women held 27% of management positions and racially/ethnically diverse persons held 14% of management positions.

•
Increase the proportion of women and racially/ethnically diverse persons among the top 20% of company earners from 9% female and 6% racial/ethnic diverse representation as of December 31, 2020 to both 15% female and racial/ethnic diverse representation at the end of 2025;

•
As of December 31, 2021, women represented 14% of top company earners and racially/ethnically diverse persons represented 6% of top company earners.

•
Finance a cumulative $60 billion of affordable housing properties over the next five years;

•
During 2021, Walker & Dunlop financed $10.2 billion of affordable housing properties.

•
With the acquisition of affordable housing-focused Alliant Capital and its affiliates in late 2021, Walker & Dunlop has the opportunity to increase its impact on the affordable housing market through new client relationships, affordable housing development and preservation and sales and financing opportunities.

•
Donate 1% of our annual income from operations to charitable organizations;

•
In 2021, we contributed $1.3 million to charitable organizations, which is 0.36% of our 2021 income from operations, compared to 0.22% in 2020.

•
Reduce our emissions by 50% from the level in 2019 on a per-employee basis.

•
We are in the process of working with an outside consultant to measure our 2021 emisions. We expect that our newly implemented flexible work policy will have a positive impact on our Scope 3 emissions from our corporate operations.

The Nominating and Corporate Governance Committee oversees our ESG efforts and receives a report from management on our ESG activities at each quarterly meeting. Additionally, the Compensation Committee reviews and monitors (1) the development and implementation of goals established from time to time for our performance with respect to ESG initiatives, (2) the development of metrics to gauge progress toward achievement of those goals, and (3) our progress against those goals.
More information about our ESG efforts and five-year goals, including Sustainability Accounting Standards Board (SASB) disclosures, can be found in our most recent ESG Summary published on our website. The ESG Summary does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers as of March 9, 2022. Executive officers are elected by and serve at the discretion of our Board.
Name	Age	Title
William M. Walker	54	Chairman of the Board of Directors and Chief Executive Officer
Howard W. Smith, III	63	President and Director
Richard M. Lucas	56	Executive Vice President, General Counsel and Secretary
Paula A. Pryor	44	Executive Vice President & Chief Human Resources Officer
Stephen P. Theobald	59	Executive Vice President & Chief Financial Officer
Executive Officer Biographies
Set forth below are descriptions of the backgrounds of each of our executive officers, other than Messrs. Walker and Smith, whose backgrounds and positions are described above (See “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE — Nominees for Election for a One-Year Term Expiring at the 2023 Annual Meeting of Stockholders”).
Richard M. Lucas serves as our Executive Vice President, General Counsel and Secretary. Mr. Lucas was a member of our Board from July to November 2010, when he joined the Company as Executive Vice President and General Counsel, and has served as a member of the board of managers of Walker & Dunlop, LLC since January 2010. Mr. Lucas is responsible for our Legal and Office Services groups, administrative oversight of the internal audit function and, together with the other executive officers, the overall strategic direction of our Company. Mr. Lucas joined Hilton Worldwide, Inc., a global hospitality company, in May 2008 as executive vice president, general counsel and corporate secretary and served as a member of Hilton’s executive committee until he joined us in November 2010. Prior to joining Hilton, Mr. Lucas was a partner at the law firm of Arnold & Porter LLP in Washington, D.C., where he was in private practice for 18 years. At Arnold & Porter, his practice focused on real estate transactions and litigation, primarily in the hospitality and senior living areas. From 2005 to 2008, Mr. Lucas also served as an adjunct faculty member at The George Washington University Law School, where he taught a course on real estate transactions. Mr. Lucas is the former president and a member of the board of directors for the Capital Chapter of the non-profit JDRF (now the DC Community Board of the Mid-Atlantic Chapter). Mr. Lucas also is a member of the steering committee of Georgetown University’s McDonough School of Business Steers Center for Global Real Estate. Mr. Lucas received his Bachelor of Science in Business Administration from Georgetown University’s McDonough School of Business and his Juris Doctor from Yale Law School.
Paula A. Pryor serves as our Executive Vice President and Chief Human Resources Officer, where she oversees all things “people” at Walker & Dunlop. In her role, she is responsible for talent acquisition, total rewards, talent management, diversity, equity and inclusion, learning and development, and the overall culture and strategic direction of our Company. Ms. Pryor also has served as a member of the board of managers of Walker & Dunlop, LLC since May 2020. Ms. Pryor joined us in 2009 and served as Vice President, Human Resources from 2009 to 2013 and as Senior Vice President, Human Resources from 2013 to 2018, when she was promoted to Executive Vice President. Prior to joining Walker & Dunlop, Ms. Pryor served as a Manager of Human Resources at CapitalSource Inc. from 2007 to 2009 and as Manager of the People Team at Katzenbach Partners from 2002 to 2007. Ms. Pryor is a member of the board of directors of Leadership Women, a non-profit organization. Ms. Pryor graduated cum laude from the University of Richmond with a Bachelor of Arts in International Studies and Spanish, and a minor in History. She completed her Master’s degree in Latin American Political Economy with distinction at Georgetown University’s School of Foreign Service.
Stephen P. Theobald has served as our Executive Vice President and Chief Financial Officer since April 2013. He also served as our Treasurer from April 2013 to February 2018. Mr. Theobald is responsible for our Financial Reporting, Budgeting and Accounting, Corporate Treasury, Servicing, Marketing and Investor Relations groups and, together with the other executive officers, the overall strategic direction of our Company. Mr. Theobald also has served as a member of the board of managers of Walker & Dunlop, LLC since April 2013. From December 2010 to March 2013, Mr. Theobald served as the executive vice president and chief financial officer of Hampton Roads Bankshares, Inc., a publicly traded holding company for Bank of Hampton Roads, a Virginia state-chartered commercial bank. From April 2010 to November 2010, Mr. Theobald served as a financial consultant to Hampton Roads Bankshares, Inc. Mr. Theobald also held a number of senior financial positions at Capital One Financial Corporation from 1999 to 2010, most recently serving as chief financial officer, local banking, from 2005 to 2010. Mr. Theobald began his career at KPMG LLP in 1984, and he served as audit partner, financial services, from 1996 to 1999. From 1990 to 1992, he served as a professional accounting fellow in the Office of the Chief Accountant at the Comptroller of the Currency. Mr. Theobald received a Bachelor of Science in Business Administration in Accounting from the University of Notre Dame.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee establishes the underlying policies and principles of our compensation programs. This Compensation Discussion and Analysis describes our executive compensation programs for our named executive officers (the “NEOs”) and explains in detail the process followed to reach its 2021 compensation decisions. Our NEOs for 2021 were:
Named Executive Officers
William M. Walker	Chairman and Chief Executive Officer (CEO)
Stephen P. Theobald	Executive Vice President and Chief Financial Officer (CFO)
Howard W. Smith, III	President
Richard M. Lucas	Executive Vice President, General Counsel and Secretary (General Counsel)
Paula A. Pryor	Executive Vice President and Chief Human Resources Officer (CHRO)
Executive Summary
The Compensation Committee is committed to evaluating and updating our executive compensation and related corporate governance practices based on a comprehensive review of current market practices and governance trends, among other factors. We place significant value on linking our NEOs’ compensation to the long-term value creation for our shareholders which is driven by successfully managing our distinctive business model and executing on our ambitious long-term business plan, the Drive to ‘25.
Our Business Model and Ambitious Long-Term Business Plan
We are one of the leading commercial real estate (“CRE”) services and finance companies in the United States, with a primary focus on multifamily lending, debt brokerage, property sales and affordable housing investment management. We have a long track record of establishing ambitious five-year business plans. At the end of 2020, we closed out our most recent five-year plan called Vision 2020, which had as its core goal to more than double revenues from $468 million in 2015 to over $1 billion in 2020. We exceeded this goal with revenues of $1.1 billion and also delivered TSR of +232% over the same five-year period.
Beginning in 2021, we embarked on a new five-year plan called the Drive to ‘25 with the ultimate goal to achieve at least $1.7B in total revenues by the end of 2025. The Drive to ‘25 includes the following ambitious five-year operational, financial and ESG targets to be achieved by year-end 2025:
Operational	Financial	ESG

•
$65B+ in Annual Debt Financing Volume, including $5B+ in Annual Small Balance Loans

•
$160B+ Servicing Portfolio Balance

•
$25B+ in Annual Property Sales Volume

•
$10B+ in Assets Under Management

	• At least $1.7B in Annual Total Revenues • At least $13.00 per share in Annual Diluted EPS	• Increase Diverse Leadership • Reduce Emissions • Donate 1% of annual income from operations • Originate a cumulative $60B of affordable housing Debt Financing Volume from 2021-2025
2021 Performance Highlights
2021 was a record year for us in several respects. Our growth and diversification over the past several years from a mortgage-focused specialty finance company into a technology-enabled real estate services firm continues to gain momentum and has positioned us to continue gaining market share and delivering strong financial results.

Record Financial Performance
•
Record Revenues of $1.3 billion (16% increase over 2020)

•
Record Transaction Volume of $68.2 billion (66% increase over 2020), with 30% of transaction volume with new clients

•
Record Net Income of $265.8 million (8% increase over 2020)

•
Record Adjusted EBITDA(1) of 309.3 million (43% increase over 2020)

•
Record Diluted Earnings Per Share of $8.15 per diluted share (6% increase over 2020)

•
Strong Return on Equity of 21%

Successful Execution of Strategic Acquisitions
As described below, in 2021, under the leadership of our NEOs, we acquired four companies that are integral to accomplishing our Drive to ‘25 goals:
Drive to `25 Goal	2021 Acquisitions to Drive Growth
$65 billion of debt financing volume (including $5 billion of small balance lending (“SBL”))
•
TapCap (June 2021) — acquired TapCap, a technology firm with proprietary web-based software that provides real-time, online quotes for loans on multifamily properties to streamline our SBL loan application and origination process

$25 billion of property sales volume
•
FourPoint Investments Sales Partners (Feb. 2021) — acquired FourPoint Investment Sales Partners, a boutique property sales firm specializing in student housing and conventional multifamily properties

$10 billion of assets under management as part of a broader strategy to establish investment banking capabilities
•
Alliant Capital (Dec. 2021) — acquired the 6th largest low-income housing tax credit syndicator in the United States with $14.3 billion of AUM. Following the acquisition, our combined AUM is $16.4 billion, which significantly exceeds the Drive to `25 goal of $10 billion.

•
Zelman & Associates (July 2021) — acquired the leading housing research and investment banking firm in the United States with a plan to invest in the business to expand Zelman’s investment banking and research coverage

ESG Efforts
The Drive to ‘25 also includes a major focus on our ESG initiatives, and in 2021, we were able to achieve the following:
•
Launched CREUnited, an innovative CRE Diversity Initiative in collaboration with other leading CRE organizations to break down barriers for racially/ethnically diverse owners and operations in the CRE industry;

•
Increased Board diversity by adding a female director, resulting in 44% of directors having either racial/ethnic or gender diversity. We believe that a diverse board will foster innovative thinking and better overall governance and will generate higher shareholder returns;

(1)
Adjusted EBITDA is not a financial measure calculated in accordance with GAAP. A reconciliation of adjusted EBITDA to GAAP net income is located on page 40 of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on February 24, 2022.

•
Maintained our valued culture, all while supporting a work-from-home option for our employees, as evidenced by our recognition as a Great Place to Work® Best Workplace for Small & Medium Workplaces for the eighth time and as a Best Workplace® for Financial Services each as published in Fortune and as a Top Workplace by the Washington Post every year since its inception;

•
Based on our considerable efforts and achievements to date, we are one of 418 companies across 45 countries to be included in the 2022 Bloomberg Gender-Equality Index;

•
Retained an outside consultant to measure our 2021 emissions;

•
Implemented a new flexible work policy that we believe reduced our 2021 Scope 3 emissions from our corporate operations; and

•
Donated 0.36% of our 2021 income from operations to charitable organizations.

Industry Leading TSR Performance
In addition to strong financial and operational performance, we achieved short-term and long-term TSR that outperformed both our Peer Group (based on median performance) and the overall financial sector. The following table illustrates our comparative TSR growth based on the value of $100 invested on 12/31/2016, including reinvested dividends, through 12/31/2021.

Source: S&P Global Capital IQ Pro
Strong Say on Pay Support

      At our 2021 annual meeting, approximately 99% of votes cast were voted in favor of our say on pay vote, which strongly affirms our shareholders’ support of our approach to executive compensation. Our say on pay vote is currently held on an annual basis, consistent with the preference expressed by a majority of our shareholders. We carefully consider stockholder feedback on all matters, including our executive compensation. In 2021, the Compensation Committee considered the results of the 2021 say on pay vote and determined that no specific changes to our executive compensation program were warranted as a result of that vote.

Compensation Governance
We are committed to strong compensation governance:
WHAT WE DO	WHAT WE DON’T DO
•
Align pay and performance by linking NEO compensation to the achievement of rigorous pre-established performance metrics

•
Maintain a mix of short-term and long-term incentive measures that are aligned with our long-term strategic plan, the Drive to `25

•
Base a majority of equity compensation on performance-based measures

•
Cap awards for NEOs under our short-term and long-term incentive plans

•
Include diversity, equity and inclusion performance goals in our annual cash incentive compensation program

•
Maintain a clawback policy that allows the Board to recover cash and equity incentive compensation in the event of a financial restatement

•
Require significant share ownership for executives and directors, including 5x base salary for the CEO and President, 3x base salary for other NEOs and 5x annual cash retainer for directors

•
Engage an independent compensation consultant to advise the Compensation Committee of the Board on executive compensation matters that provide no other services to the Company

•
Use tally sheets to review historical and current total compensation (including amounts actually earned)

•
No hedging or pledging of shares by NEOs or Board members

•
No guaranteed cash incentives, equity awards or salary increases for NEOs

•
No incentive compensation based on a single performance metric

•
No excessive perquisites or other benefits

•
No “single-trigger” change in control cash severance provisions

•
No excise tax or income tax gross-ups

•
No repricing of stock options or stock appreciation rights (if ever granted) permitted without stockholder approval

2021 NEO Compensation Review
For 2021, the Compensation Committee reviewed (i) our short-term and long-term performance, and (ii) the current competitive market in which we compete for talent and noted the following:
•
The NEOs’ efforts contributed to us significantly exceeding our previous five-year strategic plan, called Vision 2020, during which time we more than doubled revenues through growth and diversification of our business operations.

•
The successful execution of the Vision 2020 strategy resulted in meaningful shareholder value creation that outpaced our Peer Group, including 1-year total shareholder return (“TSR”) equal to 67%, 3-year TSR equal to 272% and 5-year TSR equal to 426% (in each case, measured as of December 31, 2021).

•
The NEOs are leading a new five-year strategic plan, the Drive to ‘25, which reflects stretch goals that would require significant effort and industry-leading performance to achieve.

•
Our historical Peer Group required several updates to include companies that better reflect the expansion and diversification of our business operations.

•
Retaining our existing high-caliber management team with a proven track record of strategically positioning us for success in the coming years is critical and our compensation program did not provide adequately competitive compensation opportunities to certain of our NEOs.

Based on this review, the Compensation Committee made several enhancements to our 2021 NEO compensation program, including the following:
•
Added a TSR component to the 2021-2023 performance share plan that provides for an outperformance payout for our CEO, President and CFO if: (i) our performance exceeds the maximum level for the average diluted earnings per share (“EPS”), aggregate total revenues and return on equity goals, and (ii) our TSR during the 2021-2023 performance period falls within the top quartile of the S&P MidCap 400 Financials Index.

•
Included Diversity, Equity & Inclusion (“DE&I”) goals in the 2021 annual cash incentive program (weighted 10%) that includes five objective performance factors.

•
Market-based changes to NEO compensation to better align total pay with competitive market levels while also considering our strong historical performance, which included changes to base salaries, and or cash incentives and performance share opportunities for our CEO, President and CFO.

The following depicts our CEO’s 2021 compensation opportunity at target (i.e., base salary, target bonus, grant date value of his annual equity award and target performance share unit award) over the last five years as compared to our cumulative TSR growth over the same five-year period.
Source: S&P Global Capital IQ Pro

*
Reflects cumulative TSR from 12/31/2016 through the end of each year, including reinvested dividends.

Setting Executive Compensation
Compensation Philosophy
Our executive compensation program is designed to provide a competitive and market-aligned total compensation package that attracts and rewards our executives for significant performance achievements. We believe that our compensation program should:
•
align with shareholders’ interests and drive long-term value creation;

•
support our business strategies and objectives;

•
pay for performance;

•
be market competitive; and

•
encourage short- and long-term retention.

Role of Board and Management in Compensation Decisions
•
CEO and other NEO pay is set by the Compensation Committee;

•
the CEO, the CHRO and senior members of the legal and accounting departments provide support to the Compensation Committee. The CHRO and the Secretary or Assistant Secretary attend all Compensation Committee meetings, but neither they nor any other employee of the Company are present for executive sessions of the Compensation Committee;

•
the CEO provides performance assessments and compensation recommendations for each of the NEOs, including a self-assessment of his own performance, but is not present during deliberations concerning his compensation, which is done without members of management present;

•
the Compensation Committee meets in executive session, when appropriate, without members of management present;

•
the Compensation Committee regularly updates, and receives feedback from, the full Board regarding matters relating to compensation and our equity plans; and

•
the Compensation Committee chairman meets with the CEO, other members of senior management and the Committee’s compensation consultant, outside of Compensation Committee meetings to discuss executive compensation matters, including compensation plan design and other ways to drive desired financial and operational results.

Role of Compensation Consultant
The Compensation Committee retained Pay Governance in 2021 to provide the Compensation Committee with independent compensation data, analysis and advice. Pay Governance reported directly to the Compensation Committee, and the Compensation Committee had the sole authority to approve the terms of, and terminate, their engagement. For additional information regarding the Compensation Committee’s use of Pay Governance, refer to “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE — Board Committees — Compensation Committee” above.
Use of Peer Group
The Compensation Committee strives to maintain a compensation program that is both appropriate and competitive with the market in which we compete for both executive talent and business opportunities. Given that our business model has no direct publicly traded peers, the Compensation Committee carefully selected companies in consultation with Pay Governance that on a blended basis would best reflect our unique operations. In constructing an appropriate Peer Group, we took into consideration the following criteria:
•
Companies with significant CRE financing operations;

•
Companies that engage in financing/origination services and/or investment banking/CRE investment management; and

•
Companies with relevant revenues and market capitalization relative to ours.

Based on the above parameters, we made the following adjustments to the Peer Group for 2021:
Additions		Removals
Annaly Capital Management, Inc.	Ocwen Financial Corporation	Investors Bancorp, Inc.
BrightSpire Capital, Inc.	Piper Sandler Companies	WSFS Financial Corporation
Cowen Inc.

On a standalone basis, each Peer Group company does not fully reflect our scope of operations, but on an aggregate basis, the Peer Group reflects the most comparable public companies.
Company Name	Total 2021 Revenues (in millions)	Market Capitalization at 12/31/2021 (in millions)	Number of Employees as of 12/31/2021	1-Year TSR	3-Year TSR
American Assets Trust, Inc.	$373.0	$2,269.5	208	34.03%	2.09%
Annaly Capital Management, Inc.	$4,106.2	$11,339.9	171	2.51%	12.53%
Arbor Realty Trust, Inc.	$661.5	$2,757.3	579	39.42%	138.23%
BrightSpire Capital, Inc.	$325.4	$1,331.4	55	45.41%	-19.83%
Cowen Inc.	$1,901.4	$985.1	1,534	40.36%	176.57%
Encore Capital Group, Inc.	$1,614.5	$1,540.3	6,604	59.46%	164.30%
Kennedy-Wilson Holdings, Inc.	$632.2	$3,326.1	220	39.22%	51.11%
Ladder Capital Corp	$183.6	$1,504.3	65	31.27%	-1.46%
Marcus & Millichap, Inc.	$1,296.4	$2,040.7	801	38.22%	49.90%
MGIC Investment Corporation	$1,185.7	$4,694.9	711	17.20%	45.44%
Mr. Cooper Group Inc.	$3,318.0	$3,125.9	8,200	34.10%	256.56%
Ocwen Financial Corporation	$1,050.1	$367.8	5,700	38.26%	98.86%
PennyMac Financial Services, Inc.	$3,582.3	$4,119.1	7,208	7.67%	238.03%
Piper Sandler Companies	$2,031.1	$3,191.4	1,665	85.54%	198.15%
Radian Group Inc.	$1,329.9	$3,789.3	1,800	6.93%	36.25%
Redwood Trust, Inc.	$542.0	$1,512.6	298	60.21%	8.61%
Median	$1,241.1	$2,513.4	756	38.24%	50.50%
Average	$1,508.3	$2,993.5	2239	36.24%	90.96%
Walker & Dunlop, Inc.	$1,259.2	$4,833.9	1,305	67.00%	272.15%
WD Rank:	9 out of 17	2 out of 17	7 out of 17	2 out of 17	1 out of 17

*
Source: S&P Global Capital IQ Pro; financial data in $ millions

Comparative market data is not used by the Compensation Committee to “benchmark” the amount of total compensation or any specific element of compensation for the NEOs. Instead, the Compensation Committee aims to provide total pay opportunities to our executives based on consideration of a number of factors, including pay levels for executives in similar positions within our Peer Group, the nature and scope of each executive’s duties, individual performance, and internal pay positioning, taking into account each executive’s pay components and levels relative to other executives.

2021 Key Elements of Compensation
Our compensation program for our NEOs consists of the following elements, each of which satisfies one or more of our alignment, performance and retention objectives:
Component	Objectives	Key Features
Base Salary	• Provides fixed cash compensation at market competitive levels to attract and retain talent	• Adjustments are considered annually based on individual performance, market competitiveness, internal pay equity and retention issues
Annual Cash Incentive Award
•
Rewards Company and individual performance

•
Aligns NEOs’ interests with those of our stockholders by promoting the achievement of targeted annual financial results

•
Retains NEOs by providing competitive compensation opportunity

•
Payouts are based upon a combination of Company financial performance and strategic and individual performance consisting of:

(25%) Adjusted EBITDA
(25%) Total Revenues
(25%) Diluted EPS
(15%) Leadership & Strategy
(10%) Diversity, Equity & Inclusion

Long-Term Equity Awards	• Directly aligns NEOs’ interests with long-term stockholder interests • Provides meaningful ownership and opportunities for wealth creation, which enables us to retain and motivate our NEOs	• Balanced approach that includes annual awards of: (i) restricted stock (“Annual Equity Award”), and (ii) performance share units (“Performance Share Units”)
Annual Equity Award

•
Retains NEOs through multi-year vesting of equity grants and by providing market-competitive compensation

•
Aligns NEOs’ interests with long-term stockholder interests by linking a portion of each NEO’s realizable compensation to long-term stock performance

•
Represents ~33% of Target Long-Term Equity Award for CEO, President and CFO and 50% of Target Long-Term Equity Award for GC and CHRO (based on grant date fair value)

•
Restricted stock awards generally vest in ratable increments over a three-year period

•
Our NEOs are subject to the same stock price fluctuations as our stockholders

Performance Share Units
• Aligns a significant portion of our NEOs’ compensation to achieving long-term financial objectives • Emphasizes the achievement of long-term financial growth and TSR performance
•
Represents ~67% of Target Long-Term Equity Award for CEO, President and CFO and 50% of Target Long-Term Equity Award for GC and CHRO (based on grant date fair value)

•
Variable, at-risk compensation that can be earned between 0% to 250% of target pay for our CEO, President and CFO (inclusive of the TSR

Component	Objectives	Key Features

outperformance modifier) and between 0% to 225% of target pay for our other NEOs
•
Earned based on long-term financial performance, including:

(50%) Averaged Diluted EPS
(25%) Aggregate Total Revenues
(25%) Return on Equity
•
For the CEO, President and CFO only, if the metrics desribed above are attained at the maximum level of performance and relative TSR performance versus S&P MidCap 400 Financials is in the top quartile quartile (i.e., above the 75th percentile), maximum payouts can be increased by up to 25% (for example, a maximum payout of 200% would increase to 250% payout if relative TSR is at the 100th percentile)

Mix of Target Total Direct Compensation
Our executive compensation reflects a well-aligned pay-for-performance program that emphasizes variable performance-based pay. The charts below show the relative amounts for each element of total direct compensation comprised of base salary, target annual incentive, Annual Equity Award and award of Performance Share Units (based on 2021 target levels). More than 85% of our CEO’s compensation and more than 75% of our other NEOs’ compensation (on average) is variable and performance-based, tied to the achievement of financial and operational performance.

*
For other NEOs, reflects the average of the NEOs compensation component as a percentage of their total target compensation based on base salary, target annual incentive, Annual Equity Award and Performance Share Unit award value

2021 Executive Officer Compensation
Base Salary
The Compensation Committee reviews base salaries annually, and considers the following factors (among others):
•
Market data;

•
Company performance;

•
Individual performance and scope of responsibility, in consultation with the CEO for the other NEOs;

•
Internal pay equity; and

•
Retention concerns

In its review, the Compensation Committee also considers the impact of base salary on other elements of compensation. For 2021, based on its review of the foregoing factors, the Compensation Committee determined that increases for Mr. Walker and Mr. Smith were appropriate given their relative positioning versus the market and in consideration of the fact that their base salaries were last increased in 2017.
Base salaries for each of our NEOs in 2021 and 2020 was as follows:
	Base Salary ($)
Name	2021	2020	Change
William M. Walker	1,000,000	900,000	+11%
Stephen P. Theobald	500,000	500,000	—
Howard W. Smith, III	750,000	625,000	+20%
Richard M. Lucas	500,000	500,000	—
Paula A. Pryor	400,000	400,000	—
Annual Cash Incentive Award
Each NEO is eligible to receive cash awards based on the achievement of pre-determined financial goals, strategic objectives and individual performance criteria at threshold, target and maximum levels as a percentage of base salary. These payout levels are established in consideration of each NEO’s position and responsibilities, applicable market data and our overall compensation philosophy that emphasizes performance-based compensation.
For 2021, the Compensation Committee reviewed the NEOs’ annual incentive opportunities based on both individual performance and contributions and competitiveness relative to the market. Based on its review, the Committee established the following annual incentive opportunities as a percentage of base salary:
	Annual Incentive Opportunity as a Percentage of Base Salary
Name	Threshold	Target	Maximum
William M. Walker	137.5%	275%	412.5%
Stephen P. Theobald	75%	150%	300%
Howard W. Smith, III	75%	150%	300%
Richard M. Lucas	50%	100%	250%
Paula A. Pryor	50%	100%	250%
In March 2021, the Company established the 2021 annual cash incentive plan based on pre-determined Company, individual and diversity, equity and inclusion (DE&I) goals set by the Compensation Committee. The Company-specific performance goals include total revenues, diluted EPS and adjusted EBITDA, and each goal is weighted at 25%, as set forth in the table below. Target performance goals for each of these metrics were set at levels that require meaningful year-over-year growth from our 2020 results. Consistent with our pay philosophy, maximum performance levels require significant stretch performance compared to past years, such that maximum payout would only be achieved for truly outstanding results. In the event that one or more of the metrics falls between two of the levels in the table, the value of the cash incentive with respect to that metric would be calculated by linear interpolation.
		2021 Performance Goals
Metric	Weighting	Threshold	Target	Maximum	2021 Result
Adjusted EBITDA	25%	$215,849,032	$249,400,195	$274,340,215	$309.3 million
Total Revenues	25%	$1,029,521,601	$1,137,892,296	$1,246,262,990	$1.3 billion
Diluted EPS	25%	$7.31	$8.07	$8.84	$8.15
DE&I Initiatives	10%	See below for a description of goals and achievements			Target
Corporate Leadership & Strategic Initiatives	15%	See below for a description of goals and achievements			Target
The DE&I goals are designed to support the ultimate achievement of the DE&I goals included in our Drive to ‘25 strategy, and they are weighted at 10%. The individual performance goals include corporate leadership and strategic initiatives designed to support the achievement of our Drive to ‘25 strategy, and they are collectively weighted at 15%.
The 2021 DE&I goals included in the 2021 cash incentive plan and related achievements are as follows:
2021 DE&I Goals and Achievements
2021 Goal	Achievements
Achieve year over year growth in the number of women and racially/ethnically diverse persons in management positions	Year over year growth of 39% in women in management positions and 67% growth in racially/ethnically diverse persons in management positions
Achieve year over year growth in the number of women and racially/ethnically diverse persons included in our top 20% compensated employees	Year over year growth of 51% in women in our top 20% compensated employees and 6% in racially/ethnically diverse persons in our top 20% compensated employees
Transition to gender and racially/ethnically diverse sales teams by the end of 2021	We reconstituted our client services team with gender and racially/ethnically diverse management. Under the leadership of our CEO and our President, the team worked with individual sales teams to develop and execute upon business development strategies with our institutional clients that included diverse sales teams
Drive management implementation of DE&I through DE&I goal-setting; revise hiring and recruiting process to ensure hiring opportunities for DE&I candidates	DE&I hiring goals formally adopted throughout the Company; human capital DE&I metrics reported monthly to senior management; revised recruiting process to focus on expanding DE&I-focused partnerships to support diverse talent sourcing
Conduct a third-party audit of our corporate culture and equity and developing an action plan to address the audit findings	Engaged COQUAL and MLT to conduct diversity audits of our corporate culture and equity; NEOs adopted roadmap for our 2022 DE&I strategy, and supported the kickoff of Company-wide unconscious bias and inclusion trainings and other DE&I program enhancements in 2021; we received plan certification through the MLT Black Equity at Work Certification Program

2021 Goal	Achievements
Provide ongoing vision for our commitment to external diversity partners; expand our vendor selection and philanthropic giving processes to promote gender and racial/ethnic diversity	We continued to invest and expand our commitment to DE&I in the community through strengthening existing, and establishing new relationships; engaged interdisciplinary teams to assess procurement and philanthropy processes; made progress toward evaluating supplier diversity program vendors; over 70% percent of our 2021 charitable giving went to organizations supporting diverse communities
Based on the achievements described above, the Committee awarded target compensation for each NEO under the DE&I component of the 2021 cash incentive plan.
The following tables set forth the 2021 corporate leadership and strategic initiative and goals on both a Company-wide and individual basis and the related achievements:
NEO Corporate Leadership & Strategic Goals and Achievements
Category	2021 Goals	Achievements
Financial/ Operations
1.
Continue optimization of revenue, cash management/liquidity, including navigation of servicing forbearance programs to meet Fannie Mae and FHA requirements in light of COVID-19 response

2.
Pivot strategy to reduce risk and/or capitalize on opportunities

3.
Drive to make technology and data a key business differentiator throughout the enterprise

4.
Build momentum toward achievement of Drive to ‘25

•
Completed Alliant, Zelman & Associates (“Zelman”) and TapCap acquisitions, which position us well towards achieving several of our Drive to ‘25 goals

•
Replaced our $300 million term debt facility with a $600 million facility to fund the Alliant acquisition and support our overall liquidity

•
Maintained over $4 billion of Agency lending capacity from seven different capital providers

•
Optimized cash management/liquidity and maintained sufficient cash balances throughout 2021 and made dividend payments of $64 million

Employees
1.
Maintain our culture as evidenced by a variety of measures including third party corporate recognition, internal employee survey or Company turnover

2.
Navigate through evolution of COVID-19 to keep employees safe, informed and connected

3.
Execute on back-to-office/travel process

•
We were named as a Great Places to Work® as published in Fortune for the 8th time and as a Washington Post Top Workplace for the 7th time

•
Named a Diversity Champion and Multifamily Influencer by GlobeSt.com

•
Maintained employee-first approach, including adding technology resources to track vaccinations and health screening questionnaires. Supported a work-from-home option while maintaining office access for all fully vaccinated employees

Customers/ Community	1. Expand our brand/capitalizing on the Walker Webcast 2. Monitor legislative and regulatory	• Walker Webcast has amassed over three million total views with viewership growing by more than 1200% since the fourth quarter 2020

Category	2021 Goals	Achievements

developments impacting our business
3.
Broad ESG Efforts

4.
Prioritize and increase charitable giving to support 2025 goal to donate 1% of annual income from operations to philanthropic efforts

5.
Provide corporate opportunities for employees to volunteer at least 20 hours per year

•
Worked closely with industry associations and others to monitor all legislation dealing with commercial real estate, taxation and FHFA/GSE matters

•
Formed an ESG Working Group and expanded the level and quality of our ESG related disclosure by publishing our first ever TCFD report. Earned inclusion in the Bloomberg Gender Equality Index (GEI) for 2022

•
Donated over $1 million to charitable organizations in 2021, and organized several opportunities for employees to volunteer including a Company-wide virtual volunteer week

Shareholders	1. Leadership effectiveness 2. Interactions with analysts and shareholders 3. Financial results and TSR 4. Dividend actions
•
Participated in eight investor conferences hosted by sell side analysts and held over 118 meetings with buy side investors and sell side analysts

•
Record financial results including record levels of total revenues, net income and adjusted EBITDA

•
Achieved one-year TSR of 67%, outpacing all but one of our peer companies

•
Increased the dividend to $0.50 per quarter, up from $0.36 in 2020

Individual Corporate Leadership & Strategic Goals and Achievements
William M. Walker
Drive strategy and technology to make us an industry leader through targeted acquisitions and investments
•
Led extensive business development and technology efforts in 2021

•
Successfully oversaw significant acquisitions activity including FourPoint, TapCap, Zelman and Alliant

•
Oversaw strategic technology investments in third parties to help us identify emerging technologies relevant to our business

Establish Investment Banking Function
Acquired and successfully integrated Zelman and their research and investment banking teams
Stephen P. Theobald
Support integration of Walker & Dunlop Investment Partners (WDIP) and establishment of investment banking function
•
Successfully supported the acquisition of Zelman and the integration of the investment banking function

•
Bolstered leadership of WDIP platform through capital investments and achieved several early payoffs that provided significant returns to investors

Drive Return on Equity. Analyze capital structure. Deploy cash in our balance sheet lending programs, fund acquisitions, support dividend plan
•
Successfully managed our Agency warehouse funding sources to over $4B in capacity

•
Refinanced senior secured term loan, increasing the aggregate principal amount to $600 million to fund the Alliant acquisition and maintain liquidity

•
Maintained strong cash balances for the Company throughout 2021

Howard W. Smith, III
Grow bankers and brokers by at least 10%
•
Bankers and brokers increased 13%, including 23 new sales hires

•
Ended 2021 with 232 sales professionals

Grow our SBL platform to over $30 million in Revenue ($25.7 million in 2020).
•
Successfully restructured and relaunched our SBL platform with new leadership

•
Successfully managed significant technology advances to support the SBL platform, including the acquisition of TapCap

Develop holistic Affordable function to further drive affordable lending ESG goal of $60B affordable lending by 2025.
•
Managed the establishment of a new Affordable lending function, which was bolstered by our Alliant acquisition

Richard M. Lucas
Develop Company’s compliance program in keeping with requirements of new business lines
•
Successfully oversaw the regulatory and compliance matters related to the acquisition of Zelman and Alliant

•
Managed the integration of Zelman, a registered broker dealer

•
Managed an assessment of our enterprise risk management, which included a focus on our compliance programs

Manage space and operational concerns associated with growth, including renegotiating leases, balance space management and space utilization in 2021 in light of COVID-19, as well as manage the relocation of our headquarters and support the return-to-office
•
Successfully oversaw the buildout of our new headquarters

•
Modified our space planning strategy based on input from employee surveys and expectations on return-to-office

Paula A. Pryor
Support culture through DE&I initiatives, enhanced communications, programmatic manager training and large volume of hiring
•
Successfully oversaw the onboarding of over 300 employees in 2021 (including 152 new hires through acquisitions)

•
Introduced several new programs and policies to support our culture including an enhanced flexible work policy, increased Maternity, Parental, Adoption and Surrogacy benefits, a new employee onboarding program, piloted mentoring and sponsorship programs, and enhanced our extensive DE&I training

•
We were recognized as a Great Place to Work® as published in Fortune and have been named as a Top Workplace by the Washington Post every year since 2014

Leverage new human resources technology system (“HRIS”) to improve human resources processes and serve as a single source of employee data
•
Successfully implemented the second phase of our new HRIS

•
Successfully managed the build-out of an automated benefits open enrollment, compensation benchmarking, vaccine tracking, and employee survey functionality

Based on the achievements above, the Committee determined that the strategic and leadership component of the 2021 cash incentive plan were met at “target” level.
Annual Cash Incentive Payout
Based on the achievement of the company-specific corporate goals and the Compensation Committee’s assessment the achievements under each of the DE&I goals, and leadership and strategic achievements for 2021, the following reflects the corresponding payouts for 2021:
Name	2021 Payout ($)
William M. Walker	3,471,249
Stephen P. Theobald	1,143,409
Howard W. Smith, III	1,715,113
Richard M. Lucas	893,409
Paula A. Pryor	714,727
Equity Awards
The equity awards granted to our NEOs in 2021 consisted of: (i) an annual equity award of restricted stock, and (ii) Performance Share Units, representing a performance-based long-term equity incentive award for the 2021-2023 performance period. Award opportunities for 2021 were based on a review of individual performance, market competitiveness and considerations relating to our achievement of our Vision 2020 goals. Based on this review the Compensation Committee established equity award opportunities for 2021 as follows:
	Equity Award Opportunity as a Percentage of Base Salary(1)
		2021-2023 Performance Share Plan
Name	Annual Equity Award	Threshold	Target	Maximum	TSR Outperformance(2)
William M. Walker	142%	142%	283%	567%	142%
Stephen P. Theobald	108%	108%	217%	433%	108%
Howard W. Smith, III	108%	108%	217%	433%	108%
Richard M. Lucas	100%	75%	100%	225%	—
Paula A. Pryor	100%	75%	100%	225%	—

(1)
The number of shares of restricted stock and Performance Share Units granted are determined based on the values as determined above divided by the fair market value of a share of common stock on the grant date.

(2)
TSR Outperformance is only earned to the extent that Company achieves the maximum goal under the Average Diluted EPS, Aggregate Total Revenues and Return on Equity goals and relative TSR performance is in the top quartile of the S&P MidCap 400 Financials.

Annual Equity Award
The annual equity award for the NEOs is comprised entirely of restricted stock (based on the fair value on the date of the grant). The restricted stock granted to the NEOs in 2021 vests ratably on February 15 in 2022, 2023 and 2024. Restricted stock award values were based on a review of individual performance and management responsibilities.
The Compensation Committee granted our NEOs a total of 36,576 shares of restricted stock. In addition to serving as a retention tool with awards vesting over a long-term three-year vesting period, restricted stock further aligns the interests of the NEOs with our stockholders through the promotion of significant share ownership. Each NEO’s 2021 restricted stock award is detailed below.
Name	Number of Shares of Restricted Stock Granted(1)
William M. Walker	14,115
Stephen P. Theobald	5,397
Howard W. Smith, III	8,097
Richard M. Lucas	4,982
Paula A. Pryor	3,985

(1)
Shares of restricted stock vest in one-third increments on each of February 15, 2022, 2023 and 2024, subject to the NEO’s continued employment with the Company on the applicable vesting date.

2021-2023 Performance Share Plan
In 2021, the Compensation Committee approved awards of Performance Share Units (which are performance-based long-term equity incentive awards) for the Company’s NEOs and senior management to drive outstanding performance over the next three years. Consistent with prior years, under these 2021 Performance Share Unit awards, the NEOs are eligible to receive a payout in the form of shares of stock if certain pre-established performance goals (tied to average diluted EPS, aggregate total revenues and return on equity) underlying the award are met over the course of the 2021 through 2023 performance period.
The Compensation Committee undertook a review of our performance share plan to ensure that the program was well-aligned with our long-term strategic plan and appropriately calibrated to reward our executives for their significant achievements under our 5-year strategic plans. Based on this review, the Committee added a TSR component to the 2021-2023 performance shares plan for the CEO, President and CFO to reward them for both significant financial achievements and strong TSR outperformance. If our performance exceeds the maximum level for average diluted EPS, aggregate total revenues and return on equity goals, these select executives have an opportunity to earn up to an additional 25% based on relative TSR performance between the 75th percentile and the 100th percentile versus the S&P MidCap 400 Financials Index. These additional outperformance shares require significant achievements for both financial results and total shareholder return to provide any payouts.
		2021-2023 Performance Goals
Metric and Rationale for Inclusion	Weighting	Threshold	Target	Maximum
Average Diluted EPS Most direct measure of value returned to our stockholders, in both the short and long term. Goals are established at significant levels in excess of annual cash incentive goals and our actual 2020 results.	50%	$8.48	$9.33	$10.24
Aggregate Total Revenues Motivates our executives to drive significant growth and diversification of our platforms. Goals are established at meaningful levels that require significant effort by our executives to achieve.	25%	$3.6 billion	$3.9 billion	$4.3 billion

		2021-2023 Performance Goals
Metric and Rationale for Inclusion	Weighting	Threshold	Target	Maximum
Return on Equity Motivates management to create shareholder value while remaining focused on profitability and capital management.	25%	16%	19%	22%
The Compensation Committee established the award of the Performance Share Units as an “outperformance” award, setting extremely challenging performance targets designed to incentivize our senior management team, including the NEOs, to seek to achieve outstanding Company performance. As a result, the amounts actually earned by the NEOs under the awards of Performance Share Units may be less, in some cases substantially so, than the amounts shown as compensation in the “2021 Summary Compensation Table” below.
2019-2021 Performance Share Plan
In 2019, the Compensation Committee approved performance-based long-term equity incentive awards for the Company’s NEOs and senior management to drive outstanding performance over the next three years. Over the 2019-2021 performance period, the Company achieved average diluted EPS of $7.10, which was between the target and maximum goals of $6.60 and $7.22, respectively, aggregate total revenues of $3.16 billion, which was between the target and maximum goals of $2.9 billion and $3.2 billion, respectively, and return on equity of 20.7%, which was between the target and maximum goals of 19% and 22%, respectively. Accordingly, the Compensation Committee determined that the following number of shares were earned by each NEO: Mr. Walker: 70,135; Mr. Theobald 19,480; Mr. Smith: 36,527; Mr. Lucas: 19,480; and Ms. Pryor: 6,180.
2020-2022 Performance Share Plan
In 2020, the Compensation Committee approved a performance-based long-term equity incentive award for the Company’s NEOs and senior management. These awards, denoted as Performance Share Units, vest in the form of shares of common stock if certain pre-established performance goals (tied to average diluted EPS, aggregate total revenues and return on equity) underlying the award are met over the course of a 2020 through 2022 performance period.
Management Deferred Stock Unit Purchase Plan
The Management Deferred Stock Unit Purchase Plan (the “MSPP”) supports the Company’s existing stock ownership goals for the NEOs and further aligns the interests of plan participants, including the NEOs, with our stockholders by providing a means for deferral of annual cash incentive compensation by eligible employees into deferred stock units that are settled in shares of the Company’s common stock upon payout. In connection with the MSPP, participants who acquire deferred stock units are generally granted a matching deferred stock unit or restricted stock unit award equal to 50% of the deferred stock units acquired in the MSPP, which matching award vests fully on March 15 of the third calendar year following the grant date. The matching awards are reflected in the “2021 Summary Compensation Table” below. See the “2021 Nonqualified Deferred Compensation” table and related narrative below for additional information concerning the MSPP and the related matching component.
Employment Agreements
In 2020, we entered into new employment agreements with each of our NEOs, which, with the exception of Ms. Pryor’s prior employment agreement, were each substantially the same as the NEO’s prior employment agreement but, among other things, clarify that all time-based equity awards will vest in the event of certain involuntary terminations of employment. The compensation packages described above reflect, in part, the employment agreements that we entered into with each of our NEOs. The employment agreements with our NEOs also include severance provisions. See “COMPENSATION OF DIRECTORS AND OFFICERS — Employment and Separation Agreements” and “COMPENSATION OF DIRECTORS AND OFFICERS — Potential Payments upon Termination or a Change in Control” for a description of the specific terms of these agreements.

Walker & Dunlop, Inc. Deferred Compensation Plan
In November 2019, we approved the Walker & Dunlop, Inc. Deferred Compensation Plan (the “NQDCP”) pursuant to which certain key employees, including our NEOs and non-employee members of the Board are able to defer eligible compensation. The NQDCP became effective January 1, 2020. Pursuant to the NQDCP, a select group of highly compensated or management-level employees and non-employee members of the Board are eligible to participate by making an election to defer, as applicable, up to seventy-five percent (75%) of the participant’s annual base salary, as well as one hundred percent (100%) of any discretionary or annual cash bonus award, cash long-term incentive award, commissions or cash compensation for services as a member of the Board. Participants will be 100% vested at all times in their individual deferral accounts maintained under the NQDCP. We may make discretionary contributions to the NQDCP on behalf of any participant; however, we do not currently intend to make such contributions. Any discretionary contributions will be credited to a separate contribution account, and a participant will vest in amounts credited to the participant’s contribution account based upon the schedule or schedules determined by us. Payment of accounts under the NQDCP will occur upon a participant’s separation from service with us and/or pursuant to scheduled in-service distributions. We will require a six-month delay in the payment of benefits under the NQDCP if the participant is a “specified employee” pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), at the time of his or her separation from service with us and its affiliates, and an earlier payment would result in the imposition of an excise tax on the participant if the amounts were received at the time of his or her separation.
Compensation Policies
We do not currently have any formal policies regarding long-term versus currently paid compensation but believe that both elements are necessary for achieving our compensation objectives. Currently paid compensation provides financial stability for each of our NEOs and immediate reward for superior Company and individual performance, while long-term compensation rewards achievement of long-term strategic objectives and contributes towards overall shareholder value.
Clawback Policy
If we are required to prepare an accounting restatement, then awards under our 2020 Equity Incentive Plan are subject to mandatory forfeiture if the amount earned or vesting of the award is explicitly based on the achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved. We also have the right to recover awards made to participants under the 2020 Equity Incentive Plan in case of a financial restatement as a result of their knowing or gross negligence or failure to prevent misconduct or to the extent provided by clawback policies that we may adopt in the future.
Prohibition on Hedging
Our insider trading policy prohibits our directors and all employees, including our NEOs, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
Prohibition on Pledging
Our insider trading policy also prohibits our non-employee directors and all employees, including our NEOs, from pledging Company securities to secure margin or other loans. This prohibition means our non-employee directors and employees may not hold our securities in margin accounts.
Stock Ownership Guidelines for NEOs
We have stock ownership guidelines for our Executive Officers that are intended to further align their interests with the interests of our stockholders. Under the guidelines, each NEO must hold an ownership stake in the Company that is significant in comparison to their base salary. The amount required to be retained varies depending on the NEO’s position, as follows:

•
Chief Executive Officer and President: five times base salary; and

•
CFO, General Counsel and CHRO: three times base salary.

Stock ownership for the purpose of these guidelines includes stock currently held by the NEO, restricted stock and stock units, excluding stock units that remain subject to achievement of performance goals. As of December 31, 2021, each NEO was in compliance with the stock ownership guidelines.
Tax Treatment of NEO Compensation
Section 162(m) of the Code generally limits tax deductibility of compensation paid by a public company to its chief executive officer and certain other executive officers in any year to $1 million in the year compensation becomes taxable to the executive. Prior to the 2017 Tax Cuts and Jobs Act, certain compensation was exempt from the deduction limit to the extent it met the requirements to be considered “qualified performance-based compensation,” as previously defined in Section 162(m). The 2017 Tax Cuts and Jobs Act eliminated that exemption.
The Compensation Committee has historically considered Section 162(m) in the design of incentive plans to preserve the corporate tax deductibility of compensation. However, in light of the changes to Section 162(m), the Compensation Committee anticipates that a larger portion of future compensation paid to the NEOs will be subject to a tax deduction disallowance under Section 162(m).
While the Compensation Committee considers the impact of 162(m) and other tax rules when developing, structuring and implementing our executive compensation programs, the Compensation Committee also believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) or any other tax rule.
Compensation Policies and Practices As They Relate to Risk Management
Management reports regularly to the Compensation Committee on our executive and employee compensation and benefit programs. The Compensation Committee engaged Pay Governance to perform a compensation risk assessment for the NEOs and our loan originators for 2021 and to advise the Compensation Committee on the findings of the assessment. Our CHRO also reported on the compensation structure and benefit programs and risks associated with such structure and programs for all of our other employees. The Compensation Committee considered the findings of these reports and determined that the NEO and other employee compensation and benefit programs do not pose any material risks to us and therefore are not reasonably likely to have a material adverse effect on us. With respect to the NEO compensation programs, the Compensation Committee found that they continue to be well-balanced between fixed and variable compensation, cash and equity and short- and long-term incentives, take into account both qualitative and quantitative performance factors, reflect an appropriate mix of compensative instruments, are well-aligned with stockholder interests and have elements and are subject to policies that discourage the NEOs from taking unnecessary or excessive risks, including with respect to compensation clawbacks and prohibitions on hedging and pledging. With the assistance of Pay Governance, the Compensation Committee continues to review all of the Company’s executive compensation programs as they relate to risk management.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on such review and discussion, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.
Respectfully submitted,
The Compensation Committee of the Board of
Directors
Michael D. Malone (Chairman)
Ellen D. Levy
John Rice
Dana L. Schmaltz
The Compensation Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Executive Compensation
The following table sets forth the compensation paid to or earned by our NEOs in their capacities as executive officers of Walker & Dunlop, Inc. during 2021, 2020 and 2019:
2021 Summary Compensation Table
Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William M. Walker Chairman and Chief Executive Officer	2021	1,000,000	—	3,083,219	—	3,471,249	4,500	7,558,968
	2020	900,000	903,913	2,049,817	—	3,096,087	4,500	6,954,317
	2019	900,000	—	1,974,898	—	1,976,408	4,500	4,855,806
Stephen P. Theobald Executive Vice President and Chief Financial Officer	2021	500,000	—	1,183,190	—	1,143,409	4,500	2,831,099
	2020	500,000	1,053,301	1,074,881	—	1,146,699	4,500	3,779,381
	2019	500,000	—	874,905	—	800,000	4,500	2,179,405
Howard W. Smith, III President	2021	750,000	—	1,875,246	—	1,715,113	4,500	4,344,859
	2020	625,000	958,283	1,243,624	—	1,791,717	15,000	4,633,624
	2019	625,000	—	1,210,799	—	1,200,000	4,500	3,040,299
Richard M. Lucas Executive Vice President, General Counsel and Secretary	2021	500,000	7,000(1)	1,062,374	—	893,409	4,500	2,467,283
	2020	500,000	353,301	1,049,905	—	1,146,699	4,500	3,054,405
	2019	500,000	—	974,894	—	700,000	4,500	2,179,394
Paula A. Pryor Executive Vice President, Chief Human Resources Officer	2021	400,000	—	949,878	—	714,727	4,500	2,069,105
	2020	361,280	589,641	651,434	—	917,359	4,500	2,524,214

(1)
Represents a cash bonus award paid to Mr. Lucas in 2021 under a Company program in which all full-time employees may participate and earn a cash-based award upon the completion of ten years of continuous service with the Company.

(2)
Amounts shown in these columns represent the grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of restricted common stock. In addition, for Messrs. Walker, Theobald, Smith and Lucas, the Stock Awards column includes restricted stock units (some of which may be deferred stock units) awarded as the matching grant under the Management Deferred Stock Unit Purchase Matching Program. The Stock Awards column also includes the threshold value for the 2019-2021, 2020-2022 and 2021-2023 Performance Share Units. The maximum possible value of the 2019-2021 Performance Share Units was as follows: $4,050,000 for Mr. Walker, $1,125,000 for Mr. Theobald, $2,109,375 for Mr. Smith and $1,125,000 for Mr. Lucas. The maximum possible value of the 2020-2022 Performance Share Units was as follows: $4,050,000 for Mr. Walker, $1,125,000 for Mr. Theobald, $2,109,375 for Mr. Smith, $1,125,000 for Mr. Lucas and $900,000 for Ms. Pryor. The maximum possible value of the 2021-2023 Performance Share Units (which for Messrs. Walker, Theobald and Smith includes achievement of the TSR-based outperformance goal) was as follows: $7,083,305 for Mr. Walker, $2,708,246 for Mr. Theobald, $4,063,272 for Mr. Smith, $1,124,924 for Mr. Lucas and $899,939 for Ms. Pryor. For a discussion of the assumptions made in the valuation reflected in this column, see notes 2 and 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(3)
Amounts shown in this column represent annual cash incentive awards to each NEO.

(4)
This column includes the Company’s $4,500 matching contribution to the executive’s 401(k) plan for each year presented.

2021 Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name/Award Type(1)	Grant Date	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)
William M. Walker
Restricted Stock	2/12/2021							14,115	1,416,581
Restricted Stock Units	2/12/2021							2,491	249,997
Cash Awards	3/3/2021	1,375,000	2,750,000	4,125,000				—	—
Performance Share Units	3/3/2021				14,117	28,234	70,586	—	1,416,641
Stephen P. Theobald
Restricted Stock	2/12/2021							5,397	541,643
Restricted Stock Units	2/12/2021							996	99,959
Cash Awards	3/3/2021	375,000	750,000	1,500,000				—	—
Performance Share Units	3/3/2021				5,397	10,795	26,988	—	541,589
Howard W. Smith, III
Restricted Stock	2/12/2021							8,097	812,615
Restricted Stock Units	2/12/2021							2,491	249,997
Cash Awards	3/3/2021	562,500	1,125,000	2,250,000				—	—
Performance Share Units	3/3/2021				8,098	16,196	40,491	—	812,634
Richard M. Lucas
Restricted Stock	2/12/2021							4,982	499,994
Restricted Stock Units	2/12/2021							1,868	187,472
Cash Awards	3/3/2021	250,000	500,000	1,250,000				—	—
Performance Share Units	3/3/2021				3,736	4,982	11,210	—	374,908
Paula A. Pryor
Restricted Stock	2/12/2021							3,985	399,935
Restricted Stock Units	2/12/2021							2,491	249,997
Cash Awards	3/3/2021	200,000	400,000	1,000,000				—	—
Performance Share Units	3/3/2021				2,989	3,986	8,968	—	299,946

(1)
All plan-based awards were made pursuant to the 2020 Equity Incentive Plan.

(2)
Represents awards that could be earned under our annual cash incentive plan. See “COMPENSATION DISCUSSION AND ANALYSIS — 2021 Executive Officer Compensation — Annual Cash Incentive Award.” NEOs may elect to defer all or a portion of these amounts under our MSPP. Refer to the 2021 Non-Qualified Deferred Compensation table below for information regarding deferral elections made by the NEOs.

(3)
For Messrs. Walker, Theobald and Smith represents shares that could be earned under awards of the maximum standard Performance Share Units and over-performance stock units over the 2021-2023 performance period. For Ms. Pryor and Mr. Lucas, represents shares that could be earned under awards of the Performance Share Units over the 2021-2023 performance period upon the attainment of the maximum performance level. See “COMPENSATION DISCUSSION AND ANALYSIS — 2021 Executive Officer Compensation — Equity Awards — 2021-2023 Performance Share Plan.”

(4)
Grants of restricted stock vest in one-third increments on each of February 15, 2022, 2023 and 2024, subject to the executive’s continued employment with the Company on the applicable vesting date. Grants of restricted stock units and deferred stock units are awarded as matching grants under the Management Deferred Stock Unit Purchase Matching Program and vest on March 15 in the third calendar year following the grant date. The matching grants under the Management Deferred Stock Unit Purchase Matching Program are accompanied by dividend equivalent units, subject to the terms of the applicable deferral election.
(5)
Amounts shown in this column represent the estimated grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of restricted common stock, and Performance Share Units awarded under the 2020 Equity Incentive Plan, as amended, as well as restricted stock units and deferred stock units awarded as matching grants under the Management Deferred Stock Unit Purchase Matching Program. For the Performance Share Units, the amounts shown reflect the threshold value of the Performance Share Units awarded to each NEO. The Compensation Committee established very challenging targets for the 2021-2023 performance cycle. As a result, the value of the shares of common stock that will actually be received by the NEOs may be less or more, in some cases substantially so, than the amounts reported above as compensation. For a discussion of the assumptions made in the valuation reflected in this column, see notes 2 and 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Narrative Disclosures to Summary Compensation and Grants of Plan-Based Awards Tables
The grant date values of the 2021 Performance Share Unit “threshold,” “target” and “maximum” opportunities in the 2021 Grants of Plan Based Awards Table are 142%, 283% and 708%, respectively, of the 2021 base salary for Mr. Walker, 108%, 217%, and 542%, respectively, of the 2021 base salary for Mr. Smith, 108%, 217%, and 542%, respectively, of the 2021 base salary for Mr. Theobald and 75%, 100%, and 225%, respectively, of the 2021 base salaries for the other NEOs. The matching grants under the Management Deferred Stock Unit Purchase Matching Program are accompanied by dividend equivalent units, subject to the terms of the applicable deferral election. Holders of restricted stock are entitled to dividends paid in cash at the same time paid to other stockholders of the Company. The applicable dividend rate is equal to the dividend rate payable to other stockholders of the Company.
Employment and Separation Agreements
We have entered into employment agreements with each of our NEOs. Each employment agreement has an initial three-year term, and automatically extends for a series of additional one-year terms at the end of the expiration of the then-current term, unless either party gives 60 days’ prior notice that the term will not be extended. These employment agreements provide for an initial base salary, a target cash bonus opportunity (with the actual bonus payment to be determined by the Compensation Committee), and eligibility for grants of equity. For information regarding each NEO’s 2021 base salary and other compensation arrangements with us, see “COMPENSATION DISCUSSION AND ANALYSIS — 2021 Executive Officer Compensation” above. Additionally, each NEO’s employment agreement also contains customary non-competition and non-solicitation covenants that apply during the term and for up to 12 months after the termination of each executive’s employment with us. For information concerning the termination-related terms of the NEOs’ employment agreements, see “— Potential Payments upon Termination or a Change in Control” below.

Outstanding Equity Awards at December 31, 2021
	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested ($)(2)
William M. Walker	2/15/2019	—	—	—	—	5,505(4)	830,594	—	—
	2/15/2019	—	—	—	—	3,421(5)	516,232	—	—
	4/2/2019	—	—	—	—	—	—	70,135	10,581,969
	2/14/2020	—	—	—	—	7,615(4)	1,148,951	—	—
	2/14/2020	—	—	—	—	3,307(5)	499,026	—	—
	7/17/2020	—	—	—	—	—	—	69,388	10,469,261
	2/12/2021	—	—	—	—	14,115(4)	2,129,671	—	—
	2/12/2021	—	—	—	—	2,535(5)	382,474	—	—
	3/3/2021	—	—	—	—	—	—	21,175	3,194,884
Stephen P. Theobald	2/15/2014	31,496	—	17.05	2/15/2024	—	—	—	—
	2/15/2015	16,949	—	16.72	2/15/2025	—	—	—	—
	2/15/2016	13,870	—	20.40	2/15/2026	—	—	—	—
	2/15/2017	8,344	—	39.82	2/15/2027	—	—	—	—
	2/15/2016	—	—	—	—	4,972(5)	750,104	—	—
	2/15/2017	—	—	—	—	2,743(5)	413,901	—	—
	2/15/2019	—	—	—	—	3,058(4)	461,391	—	—
	4/2/2019	—	—	—	—	—	—	19,480	2,939,142
	2/14/2020	—	—	—	—	4,230(4)	638,222	—	—
	2/14/2020	—	—	—	—	2,646(5)	399,284	—	—
	7/17/2020	—	—	—	—	—	—	19,275	2,908,212
	2/12/2021	—	—	—	—	5,397(4)	814,299	—	—
	2/12/2021	—	—	—	—	1,014(5)	152,928	—	—
	3/3/2021	—	—	—	—	—	—	8,095	1,221,374
Howard W. Smith, III	2/15/2014	3,513	—	17.05	2/15/2024	—	—	—	—
	2/15/2015	67,797	—	16.72	2/15/2025	—	—	—	—
	2/15/2016	55,479	—	20.40	2/15/2026	—	—	—	—
	2/15/2017	33,377	—	39.82	2/15/2027	—	—	—	—
	2/15/2019	—	—	—	—	3,8234)	576,814	—	—
	2/15/2019	—	—	—	—	2,291(5)	345,655	—	—
	4/2/2019	—	—	—	—	—	—	36,527	5,511,194
	2/14/2020	—	—	—	—	5,288(4)	797,853	—	—
	2/14/2020	—	—	—	—	1,984(5)	299,384	—	—
	7/17/2020	—	—	—	—	—	—	36,140	5,452,803
	2/12/2021	—	—	—	—	8,097(4)	1,221,675	—	—
	2/12/2021	—	—	—	—	2,535(5)	382,474	—	—
	3/3/2021	—	—	—	—	—	—	12,146	1,832,588
Richard M. Lucas	2/15/2017	2,781	—	39.82	2/15/2027	—	—	—	—
	2/15/2019	—	—	—	—	3,058(4)	461,391	—	—
	2/15/2019	—	—	—	—	1,955(5)	295,013	—	—
	4/2/2019	—	—	—	—	—	—	19,480	2,939,142
	2/14/2020	—	—	—	—	4,230(4)	638,222	—	—
	2/14/2020	—	—	—	—	2,316(5)	349,413	—	—
	7/17/2020	—	—	—	—	—	—	19,275	2,908,212
	2/12/2021	—	—	—	—	4,982(4)	751,684	—	—
	2/12/2021	—	—	—	—	1,901(5)	286,817	—	—
	3/3/2021	—	—	—	—	—	—	4,359	657,686
Paula A. Pryor	2/14/2018	—	—	—	—	537(5)	80,977	—	—
	2/15/2019	—	—	—	—	1,262(4)	190,411	—	—
	2/15/2019	—	—	—	—	1,008(5)	152,089	—	—
	4/2/2019	—	—	—	—	—	—	6,180	932,438
	2/14/2020	—	—	—	—	2,538(4)	382,933	—	—
	2/14/2020	—	—	—	—	682(5)	102,889	—	—
	7/17/2020	—	—	—	—	—	—	15,419	2,326,419
	2/12/2021	—	—	—	—	3,985(4)	601,257	—	—
	2/12/2021	—	—	—	—	2,535(5)	382,474	—	—
	3/3/2021	—	—	—	—	—	—	3,487	526,119

(1)
These options were granted pursuant to our 2010 Equity Incentive Plan, as amended and our 2015 Equity Incentive Plan and vest ratably on each anniversary of the date of grant over a three-year period, conditioned upon the executive’s continued employment with the Company on the applicable vesting date. We have not granted options since 2017 and currently have no plans to do so.

(2)
Based on the closing stock price of our common stock on December 31, 2021 of $150.88 per share.

(3)
Represents Performance Share Units under our 2019-2021 performance share plan, our 2020-2022 performance share plan and our 2021-2023 performance share plan. The number of units reported for the 2019-2021 performance share plan is based on the actual level of performance achieved and awarded in February 2022. The number of Performance Share Units reported for the 2020-2022 performance share plan is based on maximum level of performance for the EPS and revenue goals and target level of performance for the return on equity goal, which is reflective of performance during 2021. The number of Performance Share Units reported for the 2021-2023 performance share plan is based on target level of performance for the return on equity and revenue goals and threshold level of performance for the EPS goal, which is reflective of performance during 2021.

(4)
Represents restricted stock granted pursuant to our 2020 Equity Incentive Plan, which vest ratably on or around the anniversary of the date of grant over a three-year period, conditioned upon the executive’s continued employment with the Company on the applicable vesting date.

(5)
Represents restricted stock units (some of which may be deferred stock units) and their associated dividend equivalent units, granted under the Management Deferred Stock Unit Purchase Matching Program, which vest on March 15 in the third calendar year following the grant date.

2021 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William M. Walker	131,282	9,425,349	33,269	3,338,877
Stephen P. Theobald	—	—	14,009	1,405,943
Howard W. Smith, III	75,000	6,142,439	25,274	2,599,255
Richard M. Lucas	—	—	16,659	1,703,265
Paula A. Pryor	—	—	7,547	727,717
2021 Nonqualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
William M. Walker	1,499,886	—	1,089,682	35,500	4,178,006
Stephen P. Theobald	199,982	—	1,732,031	42,542	4,573,356
Howard W. Smith, III	1,715,113	—	1,217,734	32,969	3,765,270
Richard M. Lucas	374,949	—	790,016	26,118	2,162,575
Paula A. Pryor	449,965	—	668,129	23,322	2,290,353

(1)
These contributions were made by deferring a portion of the 2021 annual cash incentive award under our MSPP and represent the value of purchased deferred stock units based on the closing share price of our common stock on the purchase date. For Messrs. Walker and Smith the reported amounts also include compensation deferred under the Company’s NQDCP. All of the amounts shown in this column were included as compensation in the “2021 Summary Compensation Table” for 2021.

(2)
Earnings (loss) represent a change in the value of our common stock underlying an NEO’s deferred stock units and their associated dividends and dividend equivalent units. None of the amounts in this column have been included in the “2021 Summary Compensation Table” because the earnings are not preferential or above-market.
(3)
Distributions represent the value of cash dividends paid on deferred stock units during 2021.

(4)
Total aggregate balance calculated as the sum of the number of deferred stock units held as of December 31, 2021, multiplied by $150.88, the closing stock price of our common stock on December 31, 2021, plus the amount of executive contributions for 2021. The following amounts included in this column have been reported in the “2021 Summary Compensation Table” for 2021 or a prior fiscal year: Mr. Walker — $3,349,905, Mr. Theobald — $1,399,804, Mr. Smith — $4,482,278, Mr. Lucas —  $1,299,908 and Ms. Pryor — $1,481,087.

Management Deferred Stock Unit Purchase Plan (MSPP)
Under the MSPP, eligible employees may voluntarily elect to purchase shares of the Company’s common stock with up to 100% of their annual cash incentive award on a specified date each calendar year. On the date that the annual cash incentive award is paid (the “Award Date”), the portion of the bonus that is deferred is used to purchase deferred stock units at the fair market value of the Company’s common stock on such date. These deferred stock units granted under the MSPP are fully vested and non-forfeitable on the date of purchase. With respect to each deferred stock unit granted under the MSPP, the Company issues to the participant one share of the Company’s common stock on the date elected by the participant, which is either (i) January 31 of the year immediately following the participant’s separation from the Company (the “Termination Date Election”); (ii) the first to occur of (A) March 15 of the third calendar year after the Award Date and (B) January 31 of the year immediately following the participant’s separation from the Company (the “Vesting Date Election”); or (iii) the first to occur of (A) January 31 of the fifth or tenth, as elected by the participant, calendar year after the Award Date and (B) January 31 of the year immediately following the participant’s separation from the Company (the “Deferred Distribution Date Election”). In connection with the MSPP, participants who acquire deferred stock units are generally granted a matching deferred stock unit or restricted stock unit award equal to 50% of the deferred stock units acquired in the MSPP, which matching award vests fully on March 15 of the third calendar year following the grant date.
In the event of a change in control of the Company, if the deferred stock units purchased under the MSPP and the deferred stock units and restricted stock units granted under the matching component of the MSPP are not assumed or continued, shares of the Company’s common stock underlying the deferred stock units purchased under the MSPP and the deferred stock units and restricted stock units granted under the matching component of the MSPP are delivered immediately prior to the change in control. In the event of a change in control of the Company, the deferred stock units and restricted stock units granted under the matching component of the MSPP become 100% vested (i) if such units are not assumed or (ii) if such units are assumed and the participant is terminated without cause or for good reason (as such terms are defined in the Management Deferred Stock Unit Purchase Matching Program) within 24 months following the change in control of the Company.
Potential Payments upon Termination or a Change in Control
Regardless of the reason for any termination of employment, each NEO is entitled to receive the following benefits upon termination: (a) payment of any unpaid portion of such executive’s base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expenses, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement and (e) except in the case of termination by the company for cause, any earned but unpaid annual bonus for the calendar year prior to the calendar year of termination based on actual performance achieved (together, the “Accrued Benefits”).
In addition to the Accrued Benefits, each NEO is entitled to receive a severance payment if we terminate his or her employment without cause or the executive resigns for good reason. The severance payment is equal to (i) continued payment by the company of the executive’s base salary, as in effect as of the executive’s last day of employment, for a period of 12 months, (ii) continued payment for life and health insurance coverage for 12 months, to the same extent the company paid for such coverage immediately prior to termination, (iii) two times the average annual bonus earned by the executive over the preceding two years (or if the executive has not been employed for two years, payments equal to two times the target bonus for the year of termination), (iv) payment of a pro-rated bonus for the year of termination (calculated based on actual performance) and (v) immediate vesting as of the last day of employment in any unvested portion of any time-based equity awards previously issued to the executive (with any awards that vest based in whole or in part on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement). If the continued payment of health insurance coverage would result in violations of certain tax or other statutes or regulations, then we will instead pay the NEO a fully taxable cash payment each month equal to the insurance premiums plus an additional amount necessary to cover any additional taxes owed by the NEO (such additional amount, the “Indemnity Amount”). The foregoing benefits are conditioned upon the executive’s execution of a general release of claims and compliance with the terms of the employment agreement. In addition, pursuant to the terms of each NEO’s performance share unit award agreements, upon such termination of employment, the NEO vests in a pro rata portion of his or her performance share units (based on the number of days in the performance period prior to termination) to the extent the applicable performance goals are otherwise satisfied.
If the NEO’s employment terminates due to death or disability, in addition to the Accrued Benefits, the executive or his or her estate, as applicable, is entitled to receive (i) immediate vesting as of the last day of employment in any unvested portion of any time-based equity awards previously issued to the executive (with any awards that vest based in whole or in part on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement) and (ii) payment of a pro-rated bonus for the year of termination (calculated based on actual performance). In addition, pursuant to the terms of each NEO’s performance share unit award agreements, upon such termination of employment, the NEO vests in his or her target number of Performance Share Units, and pursuant to the terms of the matching component under the MSPP, the deferred stock units and restricted stock units granted thereunder become 100% vested.
If the NEO’s employment terminates due to retirement, in addition to the Accrued Benefits, the executive is entitled to receive (i) immediate vesting as of the last day of employment in any time-based equity awards previously issued to the executive previously issued to the executive (with any awards that vest based in whole or in part on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement) and (ii) payment of a pro-rated bonus for the year of termination (calculated based on actual performance). The NEO does not vest in any Performance Share Units upon such a termination of employment.
While none of the employment agreements includes severance provisions that are tied to a change in control, pursuant to the 2020 Equity Incentive Plan and the award agreements governing the NEO’s outstanding equity awards, upon a change in control of the Company, (i) the NEO’s outstanding, unvested options and restricted stock become fully vested (A) if the equity awards are not assumed or (B) if the equity awards are assumed and the NEO’s employment is terminated without cause or for good reason within 12 months following the change in control, and (ii) the NEO will vest in a number of Performance Share Units equal to the greater of (A) a pro rata portion of his or her Performance Share Units to the extent the applicable performance goals are otherwise satisfied and (B) his or her target number of Performance Share Units. In addition, the deferred stock units and restricted stock units granted under the matching component of the MSPP become 100% vested (i) if such units are not assumed or (ii) if such units are assumed and the participant is terminated without cause or resigns for good reason (as such terms are defined in the matching component of the MSPP) within 24 months following the change in control of the Company.
Neither the employment agreements nor the equity award agreements provide for any excise or other tax gross-up other than the potential for payment of the Indemnity Amount discussed above.
The table below summarizes the potential cash payments and estimated equivalent cash value of benefits that will be generally owed to our NEOs under the terms of their employment agreements and equity award agreements described above in connection with the occurrence of the following various scenarios as of December 31, 2021. Amounts shown do not include the Accrued Benefits.

Executive Officer	Benefit	Non-renewal by Company ($)(1)	Without Cause/ For Good Reason ($)(2)	Death ($)	Disability ($)(3)	Retirement ($)(4)
William M. Walker	Cash	10,447,657(5)	10,447,657(5)	N/A	N/A	N/A
	Continued Life and Health	22,461(6)	22,461(6)	N/A	N/A	N/A
	Equity Acceleration	4,109,217(7)(8)	22,735,655(7)(8)	19,375,085(7)(9)	19,375,085(7)(9)	N/A
	Total	14,579,335	33,205,773	19,375,085	19,375,085	N/A
Stephen P. Theobald	Cash	4,643,409(5)	4,643,409(5)	N/A	N/A	N/A
	Continued Life and Health	22,461(6)	22,461(6)	N/A	N/A	N/A
	Equity Acceleration	1,913,913(7)(8)	7,198,988(7)(8)	8,373,194(7)(9)	8,373,194(7)(9)	N/A
	Total	6,579,783	11,864,858	8,373,194	8,373,194	N/A
Howard W. Smith, III	Cash	6,831,830(5)	6,831,830(5)	N/A	N/A	N/A
	Continued Life and Health	22,461(6)	22,461(6)	N/A	N/A	N/A
	Equity Acceleration	2,596,343(7)(8)	12,353,702(7)(8)	11,296,558(7)(9)	11,296,558(7)(9)	N/A
	Total	9,450,634	19,207,994	11,296,558	11,296,558	N/A
Richard M. Lucas	Cash	3,600,409(5)	3,600,409(5)	N/A	N/A	N/A
	Continued Life and Health	22,461(6)	22,461(6)	N/A	N/A	N/A
	Equity Acceleration	1,851,298(7)(8)	6,948,426(7)(8)	5,771,474(7)(9)	5,771,474(7)(9)	N/A
	Total	5,474,168	10,571,297	5,771,474	5,771,474	N/A
Paula A. Pryor	Cash	2,820,990(5)	2,820,990(5)	N/A	N/A	N/A
	Continued Life and Health	22,461(6)	22,461(6)	N/A	N/A	N/A
	Equity Acceleration	1,174,601(7)(8)	3,833,358(7)(8)	3,708,569(7)(9)	3,708,569(7)(9)	N/A
	Total	4,018,052	6,676,809	3,708,569	3,708,569	N/A

(1)
This column describes the payments and benefits that become payable if the Company elects not to renew the employment agreement.

(2)
The term “cause” means any of the following, subject to any applicable cure provisions: (i) the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, any felony; (ii) fraud, misappropriation or embezzlement by the executive; (iii) the executive’s willful failure or gross negligence in the performance of his or her assigned duties for the Company; (iv) the executive’s breach of any of his or her fiduciary duties to the Company; (v) a material violation of a material Company policy; or (vi) the material breach by the executive of any material term of the employment agreement.

The term “good reason” means any of the following, subject to any applicable cure provisions, without the executive’s consent: (i) the assignment to the executive of substantial duties or responsibilities inconsistent with the executive’s position at the Company, or any other action by the Company which results in a substantial diminution of the executive’s duties or responsibilities; (ii) a requirement that the executive work principally from a location that is 20 miles further from the executive’s residence than the Company’s address on the effective date of the executive’s employment agreement; (iii) a 10% or greater reduction in the executive’s aggregate base salary, target bonus , excluding any reductions caused by the failure to achieve performance targets, or annual grant date fair value of time-based equity awards; or (iv) any material breach by the Company of the employment agreement.
(3)
The term “disability” means such physical or mental impairment as would render the executive unable to perform each of the essential duties of the executive’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

(4)
The term “retirement” means the executive’s resignation on or after age 65. As of December 31, 2021, none of our NEOs had attained age 65, so none of them were retirement-eligible.

(5)
Represents the sum of the following: (i) the executive’s 2021 base salary at December 31, 2021, to be paid for a period of 12 months in approximately equal installments on the Company’s regularly scheduled payroll dates, subject to payroll deductions and withholdings, (ii) two times the average annual bonus earned by the executive for 2019 and 2020, and (iii) the executive’s earned 2021 bonus (based on actual performance).

(6)
Represents the value of life and health benefits paid by the Company for 12 months.

(7)
Includes the value of accelerated vesting of restricted stock granted to the executives. The acceleration value of the restricted stock was calculated using the closing price of $150.88 per share on December 31, 2021.

The value of accelerated vesting of Performance Share Units is included in the columns for termination without cause or for good reason, due to death and due to disability. The acceleration value of the Performance Share Units is calculated using the closing price of $150.88 per share on December 31, 2021 and the applicable number Performance Share Units under our 2019-2021, 2020-2022 and 2021-2023 performance share plans that are eligible to vest upon such a termination pursuant to the terms of the applicable award agreement. For termination without cause or for good reason, the number of Performance Share Units reported for the 2019-2021 performance share plan is based on the actual level of performance. The number of Performance Share Units reported for the 2020-2022 performance share plan is based on the maximum level of performance for the revenue and EPS goals and the target level of performance for the return on equity goal, which is reflective of performance during 2021, prorated for the portion of the performance period completed as of December 31, 2021. The number of Performance Share Units reported for the 2021-2023 performance share plan is based on the target level of performance for the revenue and return on equity goals and the threshold level of performance for the EPS goal, which is reflective of performance during 2021, prorated for the portion of the performance period completed as of December 31, 2021. For termination due to death and disability, the number of Performance Share Units for each of the 2019-2021, 2020-2022 and 2021-2023 performance plans is the number that would be achieved under the target level of performance.
(8)
Does not include the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP upon a termination of employment without cause or for good reason occurring within 24 months of a change in control. For additional information, see the table below.

(9)
Includes the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP, calculated using the closing price of $150.88 per share on December 31, 2021.

In addition to the applicable amounts disclosed in the table above, the table below sets forth the estimated value as of December 31, 2021 of accelerated vesting that will be generally owed to our NEOs under the terms of the matching component of the MSPP described above if the NEO’s employment is terminated without cause or the NEO resigns for good reason within 24 months of a change in control of the Company or if awards under the matching component of the MSPP are not assumed in the change in control transaction.
Executive Officer	Benefit	Without Cause/For Good Reason Within 24 Months of a Change in Control ($)(1)
William M. Walker	Equity Acceleration	1,397,733
Stephen P. Theobald	Equity Acceleration	1,716,217
Howard W. Smith, III	Equity Acceleration	1,027,514
Richard M. Lucas	Equity Acceleration	931,243
Paula A. Pryor	Equity Acceleration	718,429

(1)
Represents the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP upon a termination of employment without cause or for good reason occurring within 24 months of a change in control. The acceleration value is calculated using the closing price of $150.88 per share on December 31, 2021.

Amounts that could be payable under the NQDCP upon a triggering event described in this section are disclosed above in the “2021 Nonqualified Deferred Compensation” table and related narrative.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Walker, our CEO. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.
We identified the median employee by examining taxable earnings of all employees employed by us on December 31, 2021, excluding our CEO and the 122 employees of Alliant Ltd. and its affiliates (“Alliant”) who joined our Company in December 2021 as a result of our acquisition of Alliant. Except for the CEO and Alliant employees, we included all employees, whether employed on a full-time or part-time basis, and did not make any estimates, assumptions or adjustments to any annual base salaries.
After identifying the median employee based on taxable earnings, we calculated annual total compensation for 2021 for such employee using the same methodology we used for our NEOs as set forth in the 2021 Summary Compensation Table earlier in this section.
For 2021, the annual total compensation of the median employee was $150,605. For 2021, the annual total compensation of our CEO was $7,558,968. The resulting pay ratio of the annual total compensation of our CEO to the annual total compensation of the median employee for 2021 was 50:1.
Director Compensation
The following table sets forth 2021 compensation for each non-employee director who was a member of our Board in 2021. Messrs. Walker and Smith also serve as members of our Board but do not receive any additional compensation for providing these services. Refer to our “2020 Summary Compensation Table” for information regarding 2020 compensation for Messrs. Walker and Smith.
2021 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Alan J. Bowers	150,000(2)	99,924	249,924
Michael D. Malone	135,000	99,924	234,924
John Rice	125,000	99,924	224,924
Dana L. Schmaltz	115,000(2)	99,924	214,924
Michael J. Warren	110,000(2)	99,924	209,924
Ellen D. Levy	115,000	99,924	214,924
Donna C. Wells	128,700	116,883	245,583(3)

(1)
Amounts shown in this column represent the grant date fair value in accordance with FASB ASC Topic 718 of restricted common stock and restricted stock units multiplied by the number of shares or restricted stock units, respectively, granted to each Board member. As of December 31, 2021, each director held 992 shares of unvested restricted stock or unvested restricted stock units.

(2)
Amount includes the value of restricted stock units received in lieu of directors’ fees for service in 2021 and fees received in cash.

(3)
Ms. Wells was appointed to our Board in March 2021. The total amount includes the value of restricted stock and cash fees awarded to Ms. Wells in connection with her appointment to our Board in March 2021 and compensation paid to her following her re-election to our Board at our May 6, 2021 annual meeting.

2021 compensation for our non-employee directors consisted of the following:
•
an annual base cash retainer of $100,000; and

•
an annual award of $100,000 of shares of restricted stock (rounded down to the nearest whole share) under our 2020 Equity Incentive Plan granted on the date of the 2021 annual meeting of stockholders, which vests on the one-year anniversary of the date of grant, subject to the director’s continued service on our Board.

In addition, our compensation program for non-employee directors provided for the following additional annual cash retainers:
•
Audit Committee: Chairman — $25,000; Member — $10,000;

•
Compensation Committee: Chairman — $25,000; Member — $10,000;

•
Nominating and Corporate Governance Committee: Chairman — $15,000; Member — $5,000; and

•
the Lead Director receives an additional annual cash retainer of $20,000.

Under the Deferred Compensation Plan for Non-Employee Directors (“Director Deferred Compensation Plan”), non-employee directors may voluntarily elect to purchase shares of the Company’s common stock with up to 100% of their annual director compensation. On the date that the compensation would otherwise be paid, the portion of the compensation that is deferred will be used to purchase deferred stock units at the fair market value of the Company’s common stock on such date. These deferred stock units granted under the Director Deferred Compensation Plan are fully vested and non-forfeitable on the date of purchase with respect to deferred stock units received in respect of cash compensation, and the deferred stock units granted in respect of restricted stock are subject to the same vesting or other forfeiture restrictions that would have otherwise applied to such restricted stock. With respect to each deferred stock unit granted under the Director Deferred Compensation Plan, the Company will issue to the participant one share of the Company’s common stock on the date elected by the participant, which will be the first to occur of (i) within 90 days following the participant’s separation from the Company, (ii) immediately prior to, on or within 30 days following a change in control, (iii) within 90 days following the participant’s disability, (iv) within 90 days following the participant’s death or (v) if the participant has elected to receive payment while still a member of our Board, the date that is three, five or ten years following the last day of the applicable plan year in which an amount was deferred.
Stock Ownership Guidelines for Our Non-Employee Directors
Our Board has adopted stock ownership guidelines for our non-employee directors. Under those guidelines, our non-employee directors, are required to own stock equal to five times the annual base cash retainer. Stock ownership for the purpose of these guidelines includes stock, restricted stock and stock units, but does not include shares underlying vested or unvested stock options. Non-employee directors are required to achieve the ownership threshold by the five-year anniversary of the director joining our Board.
Equity Compensation Plan Information
The table below sets forth information as of the end of our 2021 fiscal year for (i) all equity compensation plans approved by our stockholders and (ii) all equity compensation plans not approved by our stockholders. See note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a description of our 2020 Equity Incentive Plan. See “— Management Deferred Stock Unit Purchase Plan” above for a description of our MSPP.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(3)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(4)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(#)
Equity compensation plans approved by security holders(1)	1,076,706	22.25	1,738,821
Equity compensation plans not approved by security holders(2)	186,969	—	384,984
Total	1,263,675	N/A	2,123,805

(1)
The 2020 Equity Incentive Plan was approved by our stockholders on May 14, 2020, and amended and restated our 2015 Equity Incentive Plan.

(2)
Represents shares registered on a Registration Statement on Form S-8 on May 10, 2013 and November 24, 2020 to be used for purchases under the MSPP.

(3)
Represents the purchased and matching deferred and restricted stock units under the MSPP, dividend equivalent units associated with the matching deferred and restricted stock units under the MSPP, outstanding Performance Share Units under our 2020 Equity Incentive Plan, and shares to be issued upon exercise of options. Amounts representing Performance Share Units assume maximum performance and amounts.

(4)
Restricted and deferred stock units under the MSPP and Performance Share Units under the 2020 Equity Incentive Plan have no exercise price and were not factored into the calculation of the weighted average exercise price. This column represents the weighted average exercise price of 234,006 options outstanding under the 2020 Equity Incentive Plan.

Compensation Committee Interlocks and Insider Participation
During 2021, the following individuals served on our Compensation Committee for all or part of the year: Ellen D. Levy, Michael D. Malone, John Rice and Dana Schmaltz. None of these individuals is or was an officer or employee, or former officer or employee, of ours. None of these individuals has or had relationships with us requiring disclosure under Item 404 of Regulation S-K. No interlocking relationship exists or existed between members of the Compensation Committee or the Board, and the board of directors or compensation or similar committees of any other company.

Proposal 3:   Advisory Resolution to Approve Executive Compensation
We are presenting this proposal, commonly known as a “say on pay” proposal pursuant to Section 14A of the Exchange Act, to provide stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement.
We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our stockholders. As described under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and stockholders by tying compensation to the achievement of key financial and operating objectives that we believe enhance stockholder value over the long term and by encouraging executive share ownership so that a portion of each executive’s compensation is tied directly to stockholder value.
For these reasons, we are asking our stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders hereby approve the compensation of the NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this proxy statement.”
While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Compensation Committee and Board intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding the compensation of our NEOs. Unless the Board modifies its policy on the frequency of future “say on pay” advisory votes, the “say on pay” advisory vote occurs every year and, accordingly, the next “say on pay” advisory vote will be held at the 2023 annual meeting of stockholders.
Vote Required
The affirmative vote of a majority of the votes cast at the annual meeting with respect to the matter is required to approve, on a non-binding advisory basis, the compensation of the NEOs. Abstentions and broker non-votes will not count as votes cast with respect to the proposal and will have no effect on the result of the vote.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL.

Proposal 4:   Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation
We are presenting this proposal to provide stockholders the opportunity to cast a non-binding advisory vote on how frequently a “say-on-pay” proposal (such as Proposal 3) should be included in our proxy statement. This non-binding advisory vote is commonly referred to as a “say on frequency” vote. As a stockholder, you may vote for one of the following choices, as indicated on the proxy card: to hold the advisory vote on executive compensation every one, two or three years, or to abstain from voting.
After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for “1 Year” as the recommended frequency of future say-on-pay votes.
In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year and enhance and reinforce accountability for our compensation practices.
While this vote is advisory in nature and therefore will not bind us to adopt any particular frequency, our Board of Directors and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal and to continue to evaluate the options for how frequently we hold “say on pay” votes.
Vote Required
Stockholders are not voting to approve or disapprove the recommendation of our Board that the non-binding advisory vote on the compensation of our named executive officers be held every year. The option of “1 year,” “2 years” or “3 years” that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected (on a non-binding advisory basis) by the stockholders. For purposes of this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR “1 YEAR” AS THE RECOMMENDED FREQUENCY OF FUTURE SAY-ON-PAY VOTES.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 9, 2022, certain information regarding the beneficial ownership of our common stock by:
•
each person known to us to be the beneficial owner of more than 5% of our common stock;

•
each NEO;

•
each of our directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes for each executive officer and director options that are currently exercisable or exercisable within 60 days of March 9, 2022. Each director, officer or 5% or more stockholder, as the case may be, furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. We have based our calculations of the percentage of beneficial ownership of 33,083,877 shares of common stock outstanding as of March 9, 2022.
Unless otherwise noted below, the address of the persons and entities listed on the table is c/o Walker & Dunlop, Inc., 7272 Wisconsin Avenue, Suite 1300, Bethesda, Maryland 20814.
Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned
5% Stockholders:
BlackRock, Inc.(1)	4,739,407	14.33%
The Vanguard Group(2)	3,676,245	11.11%
Janus Henderson Group plc(3)	1,913,916	5.79%
Directors and Named Executive Officers:
William M. Walker(4)	1,555,249	4.70%
Howard W. Smith, III(5)	666,237	2.00%
Stephen P. Theobald(6)	152,577	*
Richard M. Lucas(7)	133,250	*
Paula A. Pryor(8)	6,789	*
Dana L. Schmaltz(9)	65,395	*
Alan J. Bowers(9)	43,011	*
John Rice(10)	26,056	*
Michael D. Malone	31,519	*
Michael J. Warren	528	*
Ellen D. Levy	—	*
Donna C. Wells	—	*
Executive Officers and Directors as a group (12 persons)	2,680,611	8.05%

*
Less than 1%.

(1)
This amount includes 4,653,934 shares and 4,739,407 shares in which the holder exercises sole voting power and sole dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(2)
This amount includes 27,792 shares, 3,622,397 shares and 53,848 shares in which the holder exercises shared voting power, sole dispositive power and shared dispositive power, respectively. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G/A. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
This amount includes 1,913,916 shares in which the holder exercises shared voting power and shared dispositive power. The information provided is based solely on information obtained from a Schedule 13G/A filed with the SEC on February 10, 2022 by Janus Henderson Group plc. The information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in such Schedule 13G. The address of the principal business office of Janus Henderson Group plc is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(4)
Includes 23,355 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on February 15 of each of the three successive years following the applicable grant date. Includes 3,955 shares of common stock held as custodian for each of his three sons, for an aggregate of 11,865 shares of common stock, as well as 1,427,044 shares of common stock held by a family limited liability company for which Mr. Walker serves as the managing member. The reported number also includes 0 shares underlying currently exercisable stock options.

(5)
Includes 13,857 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on February 15 of each of the three successive years following the applicable grant date. Includes 312,321 shares of common stock held by HIII 2011 Trust, 4,764 shares of common stock held as custodian for one daughter, 4,764 shares of common stock held by ADS 2015 Trust, 4,560 shares of common stock held by HWS IV 2012 Trust, 4,764 shares of common stock held by MHS 2010 Trust and 4,422 shares of common stock held by MMAS 2008 Trust. The reported number also includes 160,166 shares underlying currently exercisable stock options.

(6)
Includes 9,588 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on February 15 of each of the three successive years following the applicable grant date. The reported number also includes 5,000 shares of common stock held by his spouse and 38,219 shares of common stock held by a family limited liability company. The reported number also includes 70,659 shares underlying currently exercisable stock options.

(7)
Includes 9,014 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on February 15 of each of the three successive years following the applicable grant date. The reported number also includes 2,781 shares underlying currently exercisable stock options.

(8)
Includes 6,788 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on February 15 of each of the three successive years following the applicable grant date. The reported number also includes 0 shares underlying currently exercisable non-qualified stock options.

(9)
Includes 992 shares of restricted stock, which represent the unvested portions of restricted stock grants.

(10)
Includes 992 shares of restricted stock, which represent the unvested portions of restricted stock grants. Also includes 55 shares of common stock held by the Rice Family Trust.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on a review of applicable reports filed with the SEC and written representations that no other reports were required, all Section 16(a) filing requirements were complied with during the year ended December 31, 2021, except for one late Form 4 for Mr. Warren disclosing three small acquisitions of Common Stock in connection with programmatic dividend reinvestments that took place in June, September and November 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transaction Policies
Our Board has adopted a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is (or are to be) a participant, the amount involved exceeds $120,000 and a “related person” (as defined under SEC rules) has a direct or indirect material interest; provided, however, that approval is not required for competitive bidding and similar transactions that are not deemed to be related party transactions under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). Under the policy, a related person would need to promptly disclose to our compliance officer any related person transaction and all material facts about the transaction. Our compliance officer would then assess and promptly communicate that information to the Audit Committee of our Board. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will either approve or reject the transaction or refer the transaction to the full Board or other appropriate Board committee, in its discretion. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, revision or termination of such transaction, and will either approve or reject the transaction or refer the transaction to the full Board or other appropriate Board committee, in its discretion. Our policy provides that any director who may be interested in a related person transaction should recuse himself or herself from any consideration of such related person transaction.
2010 Registration Rights Agreement
In December 2010, in connection with our initial public offering, we completed formation transactions through which Walker & Dunlop, LLC became our wholly owned subsidiary. In connection with such formation transactions, we entered into a registration rights agreement with regard to shares of our common stock issued to former direct and indirect equity holders of Walker & Dunlop, LLC, which we refer to collectively as the 2010 registrable shares. Among the parties to such registration rights agreement, which we refer to as the 2010 registration rights agreement, were several of our then shareholders, including two of our current NEOs, Messrs. Walker and Smith, together with their permitted assignees and transferees, who we refer to collectively as holders of 2010 registrable shares.
Pursuant to the 2010 registration rights agreement, we granted to holders of 2010 registrable shares demand registration rights, subject to certain limitations, to have such shares registered for resale on a registration statement that must remain effective for the shorter of: (a) two (2) years from its date of effectiveness, (b) the period ending on the date on which all of the 2010 registrable shares covered by such registration are eligible for sale without registration pursuant to Rule 144 or any successor provision under the Securities Act, without volume limitations or other restrictions on transfer thereunder and (c) the date on which the parties to the 2010 registration rights agreement complete the sale of all of the 2010 registrable shares. We also granted to holders of 2010 registrable shares holding a number of 2010 registrable shares equal to at least ten percent (10%) of the total number of shares of our common stock issued in the formation transactions described above demand registration rights, subject to certain limitations, pursuant to which such holder will be entitled to effect the sale of such 2010 registrable shares through an underwritten public offering.
In addition to demand registration rights, we also granted to holders of 2010 registrable shares tag-along (or “piggy-back”) rights, subject to certain limitations, pursuant to which such holders have the right to have such shares registered if we propose to file a registration statement with respect to an underwritten offering of shares for our own account. We will bear all of the costs and expenses incident to our registration obligations under the 2010 registration rights agreement, including, among other things, fees and disbursements of one counsel retained by the selling holders of 2010 registrable shares. We have also agreed, subject to certain limitations, to indemnify holders of 2010 registrable shares against specified liabilities, including certain potential liabilities arising under the Securities Act.
As of March 9, 2022, there are 1.5 million shares of our common stock that are registrable under the 2010 registration rights agreement, all of which are owned directly or indirectly by Messrs. Walker and Smith.

Investments in Walker & Dunlop Investment Partners’ Funds
Our executive officers are permitted to invest on a discretionary basis their personal capital directly in funds managed by our registered investment adviser, WDIP on the same terms and conditions offered to third-party investors. During the year ended December 31, 2020, Messrs. Smith and Theobald each committed to invest up to $500,000 in funds managed by WDIP. During 2021, Messrs. Smith and Theobald each funded $250,000 of their capital commitments.

OTHER MATTERS
Other Matters to Come Before the 2022 Annual Meeting
No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion.
Stockholder Proposals and Nominations for the 2023 Annual Meeting
Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than November 18, 2022.
Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC, posted on our investor relations web page and may be obtained from the Secretary of the Company upon request. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2023.
* * * *
By Order of the Board of Directors
Name:
Richard M. Lucas

Title:
Executive Vice President,
General Counsel and Secretary

Bethesda, Maryland
March 18, 2022

WALKER & DUNLOP VOTE

Your vote matters – here's how to vote!

Internet
Go to **www.envisionreports.com/WD** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Annual Meeting Proxy Card

A Proposals — The Board of Directors recommend a vote "FOR" each Director Nominee, "FOR" proposals 2, 3 and for "1 YEAR" on proposal 4.

1. Election of Directors:

01 - Ellen D. Levy	02 - Michael D. Malone	03 - John Rice	04 - Dana L. Schmaltz	05 - Howard W. Smith III
06 - William M. Walker	07 - Michael J. Warren	08 - Donna C. Wells		

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

____

	For	Against	Abstain
2. Ratification of the appointment of the independent registered public accounting firm.	☐	☐	☐
3. Advisory resolution to approve executive compensation.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

03LMPB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted by the Internet or telephone must be received by11:59 p.m., Eastern time, on May 4, 2022.InternetGo to www.envisionreports.com/WDor scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.envisionreports.com/WD q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q1.Election of Directors:+ Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below._____________________________________________________________________ 2.Ratification of the appointment of the independent registered public accounting firm. ForAgainst Abstain 3.Advisory resolution to approve executive compensation. ForAgainst Abstain 4.Advisory resolution relating to the frequency of future advisory votes on executive compensation 1Year 2Years 3 Years Abstain Change of Address — Please print new address below.Comments — Please print your comments below.NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. 03LMPB 1 U P X+

Annual Meeting of StockholdersMay 5, 2022, 10:00 a.m., EDTHilton Garden Inn7301 Waverly Street, Bethesda, MD 20814Upon arrival, please present this admission ticket and photo identification at the registration desk.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders The Proxy Statement and the 2021 Annual Report to Stockholders are available at: www.envisionreports.com/WDq IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qNotice of 2022 Annual Meeting of StockholdersTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANYThe undersigned hereby appoints Richard M. Lucas and William M. Walker, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Walker & Dunlop, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on May 5, 2022 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE, “FOR” PROPOSALS 2 AND 3 AND FOR “1 YEAR” ON PROPOSAL 4 AS RECOMMENDED BY THE DIRECTORS.(Continued and to be marked, dated and signed, on the other side)